SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12
FIRST BANCORP.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1519 PONCE DE LEON AVENUE
SAN JUAN, PUERTO RICO 00908
(787) 729-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of First BanCorp:

NOTICE IS HEREBY GIVEN that pursuant to a resolution of the Board of Directors and Section 2 of the Corporation’s By-laws, the Annual Meeting of Stockholders of First BanCorp will be held at its principal offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, on Tuesday, April 29, 2008, at 2:00 p.m., for the purpose of considering and taking action on the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1. To elect four (4) directors with terms expiring at the 2011 Annual Meeting of Stockholders.

2. To vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for fiscal year 2008.

3. To vote on a proposal to amend First BanCorp’s articles of incorporation to eliminate the provision classifying the terms of its board of directors.

4. To vote on a proposal to adopt First BanCorp’s 2008 Omnibus Incentive Plan.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The stockholders or their representatives should register their credentials or proxies with the Corporation’s Secretary on or before 2:00 p.m. of the day of the meeting.

Only stockholders of record as of the close of business on March 14, 2008 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Corporation.

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present at the meeting, you are urged to complete, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. You may revoke any proxy that you give in writing or in person at any time prior to its exercise.

By Order of the Board of Directors,

Lawrence Odell
Secretary

San Juan, Puerto Rico
March 28, 2008

i

Non-Qualified Deferred Compensation	30
Employment Contracts, Termination Of Employment, And Change In Control Arrangements	31
Audit Fees	33
Proposal #2 — To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for fiscal year 2008	33
Proposal #3 — To amend First BanCorp’s articles of incorporation to eliminate the provision classifying the terms of its board of directors	33
Proposal #4 — To adopt First BanCorp’s 2008 Omnibus Incentive Plan	34
Stockholder Proposals	45
Other Matters	46
Annual Report	46
Appendix I	47
Appendix II	48

ii

1519 Ponce De Leon Avenue
Santurce, Puerto Rico 00908

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First BanCorp (the “Corporation”) for use at the Annual Meeting of Stockholders to be held at the Corporation’s main offices located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico, on April 29, 2008, at 2:00 p.m., and at any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to stockholders of record on or about March 28, 2008. The costs of this proxy solicitation are borne by the Corporation.

SOLICITATION AND REVOCATION

The persons named in the proxy form have been designated as proxies by the Board of Directors. Shares represented by properly executed proxies received will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If you do not give instructions to the contrary, each proxy received will be voted in favor of management’s proposals described below. Any proxy given as a result of this solicitation may be revoked, at any time before it is exercised, by the stockholder in the following manner: (i) by submitting a written notification to the Secretary of First BanCorp before the date of the Annual Meeting, (ii) by submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving written notice to the Secretary of his or her intention to vote in person. The proxies that are being solicited may be exercised only at the Annual Meeting of First BanCorp or at any adjournment of the Meeting.

Each proxy solicited hereby gives discretionary authority to the Board of Directors of the Corporation to vote the proxy with respect to: (i) the election of any person as director if any nominee is unable to serve, or for good cause will not serve; (ii) matters incident to the conduct of the meeting; (iii) the approval of minutes of the previous Annual Meeting held on October 31, 2007; and (iii) such other matters as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, the Board of Directors is not aware of any business that may properly come before the Annual Meeting other than that described in this Proxy Statement. However, if any other matters come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person voting those proxies.

VOTING SECURITIES

The Board of Directors has fixed the close of business on March 14, 2008 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders. At the close of business on the record date there were 92,504,506 issued and outstanding shares of common stock of the Corporation (the “common stock”), each of which is entitled to one vote for each proposal to be considered at the Annual Meeting.

The presence, either in person or by proxy, of at least a majority of the Corporation’s issued and outstanding shares entitled to vote shall constitute a quorum. For purposes of determining quorum, abstentions and broker non-votes will be treated as shares that are present and entitled to vote. A broker non-vote results when a broker or nominee has not received instructions from a stockholder and has expressly indicated in the proxy card that it does not have discretionary authority regarding how to vote on a particular matter.

There are four proposals that will be presented for stockholder consideration at the meeting. Action with respect to Proposal 1: Election of four (4) Directors and Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm, shall be taken by a majority of the total votes present in person or by proxy and entitled to vote. Action with Respect to Proposal 3: A proposal to amend First BanCorp’s articles of incorporation to eliminate the provision classifying the terms of its board of directors, requires the affirmative vote of at least 75% of the outstanding shares of common stock entitled to vote. As to proposals 1, 2, and 3 abstentions will have the same effect as a vote against the proposals; however, a broker is entitled to vote on these proposals even if a stockholder does not provide voting instructions. Action with Respect to Proposal 4: Adoption of the Corporation’s 2008 Omnibus Incentive Plan, requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. As to proposals 4, abstentions and broker non-votes will have the same effect as a vote against the proposals to adopt the Corporation’s 2008 Omnibus Incentive Plan.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING

This Proxy Statement and annual report to security holders are available at http://bnymellon.mobular.net/bnymellon/FBP. You may obtain directions to be able to attend the meeting and vote in person by contacting Lawrence Odell, Secretary of the Board of Directors, by email at lawrence.odell@firstbankpr.com or by telephone at 787-729-8141.

BENEFICIAL OWNERSHIP OF SECURITIES

Principal Beneficial Owners

The following sets forth, as of the record date, except as otherwise stated, information concerning persons who beneficially own more than 5% of the Corporation’s issued and outstanding common stock. All information concerning persons who may be beneficial owners of more than 5% of the stock is derived solely from Schedule 13D or 13G statements and a Form 4 filed with the SEC and notified to the Corporation.

Name and Address	Number of Shares		Percentage

The Bank of Nova Scotia 44 King Street West 6th Fl. Toronto, Canada M5H 1H1	9,250,450	(a)	10.00%
FMR Corp. 82 Devonshire Street Boston, MA 02109	8,000,000	(b)	8.65%
Angel Alvarez-Pérez Condominio Plaza Stella Apt.1504 Avenida Magdalena 1362 San Juan, Puerto Rico 00907	7,308,918	(c)	7.90%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	5,088,910	(d)	5.50%

(a)	On August 24, 2007, the Corporation entered into a Stockholder Agreement with The Bank of Nova Scotia which completed a private placement of 9,250,450 shares of the Corporation’s common stock at a price of $10.25 per share pursuant to the terms of an investment agreement dated February 15, 2007. The Bank of Nova Scotia filed a Schedule 13D on September 4, 2007 reporting the 10% or 9,250,450 shares beneficial ownership of the Corporation as of August 24, 2007. The Bank of Nova Scotia reported that it possessed sole voting power over and sole dispositive power over 9,250,450 shares. The Bank of Nova Scotia also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(b)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, FMR LLC reported aggregate beneficial ownership of approximately 8.65% or 8,000,000 shares of the Corporation as of December 31, 2007. FMR LLC reported that it possessed sole power to dispose or to direct the disposition of 8,000,000 shares. FMR reported that it did not possess sole power to vote any shares beneficially owned. FMR LLC also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(c)	Number of shares is based solely on a Form 4 filed with the SEC on April 3, 2006 by Mr. Angel Àlvarez Pérez, which is the most recent filing of the reporting person known to the Corporation as of March 14, 2008.

(d)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008, Barclays Global Investors, NA and certain of its affiliates reported aggregate beneficial ownership of approximately 5.50% or 5,088,910 shares of the Corporation as of December 31, 2007. Barclays Global Investors, NA and certain of its affiliates reported that they possessed sole voting power over 4,053,402 shares and sole dispositive power over 5,088,910 shares. Barclays Global Investors, NA and certain of its affiliates also reported that they did not possess shared voting or shared dispositive power over any shares beneficially owned.

Beneficial Ownership by Directors or Nominees and Executive Officers of the Corporation

The following table sets forth information with regard to the total number of shares beneficially owned, as of February 14, 2008, by (i) each current member of the Board of Directors, (ii) each nominee to the Board of Directors, (iii) each executive officer named in the Summary Compensation table, (iv) certain other officers of the Corporation, and (v) all current and nominee directors, executive officers and certain other officers as a group. Information regarding the beneficial ownership by officers and directors is derived from information submitted to the Corporation by such officers and directors.

Name	Number of Shares*		Percentage**

Directors or Director Nominees:
Luis M. Beauchamp, Chairman, President & CEO	2,231,672	(a)	2.41%
Aurelio Alemán, COO & Senior Executive VP	814,000	(b)	*
José Teixidor-Méndez	120,740		*
Jorge L. Díaz-Irizarry	23,660	(c)	*
José Ferrer-Canals	1500		*
Sharee Ann Umpierre-Catinchi	77,650	(d)	*
José Menéndez-Cortada	25,419	(e)	*
Fernando Rodríguez-Amaro	25,250		*
Frank Kolodziej-Castro	2,758,456		2.98%
Héctor M. Nevares-La Costa	4,313,384	(f)	4.66%
José F. Rodríguez-Perelló	300,050	(g)	*
Executive Officers:			*
Fernando Scherrer, CFO & Executive VP	197,500	(h)	*
Lawrence Odell, General Counsel, Secretary & Executive VP	185,000	(i)	*
Dacio Pasarell, Executive VP	126,000	(j)	*
Randolfo Rivera, Executive VP	521,450	(k)	*
Emilio Martinó, Chief Lending Officer & Executive VP	70,009	(l)	*
Cassan Pancham, Executive VP	114,643	(m)	*
Nayda Rivera-Batista, Chief Risk Officer & Executive VP	70,451	(n)	*
Miguel Babilonia, Chief Credit Risk Officer & Senior VP	28,000	(o)	*
Pedro Romero, Chief Accounting Officer and Senior VP	35,091	(p)	*
Victor Barreras, Treasurer & Senior VP	70,000	(q)	*
Current Directors and Executive Officers as a group	12,109,925		13.09%

*	Number of shares do not include shares acquired through the Corporation’s defined contribution retirement plan in which participants may acquire shares of the Corporation through a unitized stock fund.

**	Represents less than 1%.

(a)	Includes options to purchase 1,157,600 shares.

(b)	Includes options to purchase 744,000 shares.
(c)	Includes 22,460 shares owned separately by his spouse.

(d)	Includes 9,000 shares owned jointly with her spouse. Excludes 2,091,070 shares owned by Mrs. Umpierre-Catinchi’s father and a former director, Angel L. Umpierre, with respect to which Mrs. Umpierre-Catinchi disclaims ownership.

(e)	Includes 550 shares owned by Martínez-Alvarez, Menéndez-Cortada & Lefranc Romero, PSC of which Mr. Menéndez-Cortada is an indirect beneficial owner. Mr. Menéndez-Cortada is also the direct beneficial owner of 1,500 shares of the Corporation’s Preferred Stock Series A, 500 shares of the Corporation’s Preferred Stock Series B, 2,000 shares of the Corporation’s Preferred Stock Series C, and 6,000 shares of the Corporation’s Preferred Stock Series D.
(f)	Includes 3,715,474 shares owned by his father, Héctor G. Nevares, which Mr. Héctor M. Nevares shares voting and investment powers pursuant to a power of attorney.
(g)	Includes 296,000 shares owned jointly with spouse and 4,050 shares owned by spouse.

(h)	Includes options to purchase 175,000 shares. Includes 15,000 shares owned by MF Top Side effects and 5,500 shares owned by FM Side Development, both of which Mr. Scherrer is a beneficial owner.

(i)	Includes options to purchase 175,000 shares.
(j)	Includes options to purchase 96,000 shares.
(k)	Includes options to purchase 502,110 shares.
(l)	Includes options to purchase 68,000 shares.
(m)	Includes options to purchase 110,000 shares.
(n)	Includes options to purchase 70,000 shares.
(o)	These are options to purchase 28,000 shares.
(p)	Includes options to purchase 35,000 shares.
(q)	These are options to purchase 70,000 shares.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR OF
FIRST BANCORP, DIRECTORS WHOSE TERMS CONTINUE AND
EXECUTIVE OFFICERS OF THE CORPORATION

The By-laws of the Corporation provide that the Board of Directors shall consist of a number of members fixed from time to time by resolution of a majority of the Board of Directors, provided that the number of directors shall always be an odd number and not less than five nor more than fifteen. The Board of Directors currently has eleven members. According to the Corporation’s By-laws and its Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible. In accordance with the General Corporation Law of Puerto Rico, the terms of directors of a corporation that classifies its directors into one, two or three groups shall be established as follows: the term of office of the directors in the first group shall expire at the next annual meeting; of the second group, one year after said annual meeting; and of the third group, two years after said meeting. At each annual election subsequent to this classification and election, the directors shall be elected for full terms, as the case may be, to succeed those whose terms expire. The members of each class are to be elected for a term of three years and until their successors are elected and qualified or until his or her resignation, retirement or removal from office. One class is elected each year on a rotating basis. The Corporation’s By-laws further provide that any director elected by an affirmative vote of the majority of the Board of Directors to fill a vacancy shall serve until the next election of directors by stockholders.

The following members of the Board of Directors shall be up for election at the next stockholders’ meeting: José Teixidor, José L. Ferrer-Canals, José Menéndez-Cortada and Jorge Díaz-Irizarry.

The Corporation’s retirement policy for the Board of Directors states that directors who reach the age of 70 may continue to serve until the end of the term to which they were elected, but will not be eligible to stand for re-election. For a detailed description of the Corporate Governance and Nominating Committee’s functions, responsibilities and operations please refer, to the Corporate Governance and Nominating Committee section.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees listed below. If any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee or nominees as the Board of Directors may propose. At this time, the Board of Directors of the Corporation knows of no reason why any of the persons listed below may not be able to serve as a director if elected. On February 26, 2008, the Board of Directors approved the inclusion of the nominees in the Corporation’s 2008 proxy card.

The members of the Board of Directors of First BanCorp are also the members of the Board of Directors of FirstBank Puerto Rico (“FirstBank” or the “Bank”). The information presented below regarding the time of service on the Board of Directors includes terms concurrently served on the Board of Directors of the Bank.

PROPOSAL #1

ELECTION OF DIRECTORS
NOMINEES FOR A THREE-YEAR TERM EXPIRING 2011

José Teixidor, 53

Chief Executive Officer and President of B. Fernández & Hnos., Inc. from May 2003 to present; Chairman of the Board of Pan Pepín Inc. from 1998 to present; Chairman of the Board of Baguettes, Inc. from 1998 to 2006; Chairman of the Board of Pan Pepín Baking, Inc. from 2004 to present; President of Eagle Investment Fund, Inc. from 1996 to present; President of Swiss Chalet, Inc. from 2000 to present; Chairman of the Board of Marvel International from 2005 to present; member of the Board of the Puerto Rico Chamber of Commerce and of the Industry and Food Distribution Chamber of Commerce; member of the Board of the Distributors and Manufacturers Association; member of the Wholesalers Chamber of Puerto Rico; and member of the Board of El Nuevo Día from 1996 to 2006. Director since January 1994.

José L. Ferrer-Canals, 48

Doctor of Medicine in private Urology practice since 1992. Commissioned Captain in the United States Air Force Reserve March 1991. Inactive Ready Reserve 1995 to 2005. Honorably discharged with rank of Major in 2005. Member of the Alpha Omega Alpha Honor Medical Society since induction in 1986. Member of the Board of Directors of the American Cancer Society, Puerto Rico Chapter, from 1999 to 2003. Member of the Board of Directors of the American Red Cross, Puerto Rico Chapter, from 2005 to present. Obtained a Master of Business Administration degree by the University of New Orleans, of the Louisiana State University System on September 2007. Director since 2001.

José Menéndez-Cortada, 60

Attorney at law since 1973. Director and Vice President in charge of the corporate and tax divisions of Martínez-Alvarez, Menéndez-Cortada & Lefranc Romero, PSC, a firm that was formerly a partnership where Mr. Menéndez served as the partner in charge of the corporate and tax divisions, formed since 1977. General Counsel to the Board of Bermudez & Longo, S.E. from 1985 to present. Director of Tasis Dorado School since 2002. Director of the Homebuilders Association of Puerto Rico since 2002. Trustee of the Luis A. Ferré Foundation, Inc., since 2002. Director since April 2004. He has been the Lead Independent Director since February 2006.

Jorge L. Díaz, 52

Executive Vice President and member of the Board of Directors of Empresas Díaz, Inc. from 1981 to present, and Executive Vice President and Director of Betteroads Asphalt Corporation, Betterecycling Corporation, and Coco Beach Development Corporation, and its subsidiaries. Member of the Chamber of Commerce of Puerto Rico, the Association of General Contractors of Puerto Rico and of the U.S. National Association of General Contractors. Member of the Board of Trustees of Baldwin School of Puerto Rico. Director since 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE NOMINEES BE ELECTED AS DIRECTORS. THE VOTE OF THE HOLDERS OF THE MAJORITY OF THE TOTAL VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

MEMBERS OF THE BOARD CONTINUING IN OFFICE

DIRECTORS WHOSE TERMS EXPIRE IN 2009

Luis M. Beauchamp, 65
Chairman, President and Chief Executive Officer

Chairman from January 2006 to present. President and Chief Executive Officer from October 2005 to present. Senior Executive Vice President, Wholesale Banking of FirstBank, from March 1997 to October 2005. Executive Vice President, Chief Lending Officer from 1990 to March 1997. General Manager — New York banking operations of Banco de Ponce from 1988 to 1990. He had the following responsibilities at the Chase Manhattan Bank, N.A.: Regional Manager for the Ecuador and Colombia operations and corporate finance for the Central American operations, in 1988; Country Manager for Mexico from 1986 to 1988; and Manager of Wholesale Banking in Puerto Rico from 1984 to 1986. Joined the Corporation in 1990. Director since September 30, 2005.

Aurelio Alemán, 49
Senior Executive Vice President and Chief Operating Officer

Senior Executive Vice President and Chief Operating Officer from October 2005 to present. Executive Vice President, responsible for consumer banking and auto financing of FirstBank, since 1998 and since April 2005 also responsible for the retail banking distribution network, First Mortgage and FistBank Virgin Islands operations. President of First Federal Finance Corporation d/b/a Money Express from 2000 to 2005. President of FirstBank Insurance Agency, Inc. from 2001 to 2005. President of First Leasing & Rental Corp. from 1999 to present. From 1996 to 1998, Vice President of CitiBank, N.A., responsible for wholesale and retail automobile financing and retail mortgage business. Vice President of Chase Manhattan Bank, N.A., of banking operations and technology for Puerto Rico and the Eastern Caribbean region from 1990 to 1996. Director of FirstBank, First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstBank Insurance Agency, Inc., First Insurance Agency, Inc., FirstExpress, Inc., FirstMortgage, Inc., Ponce General Corporation, FirstBank Florida, Grupo Empresas Servicios Financieros, Inc. d/b/a PR Finance, FirstBank Overseas Corp., and First Trade, Inc. Joined the Corporation in 1998. Director since September 30, 2005.

Sharee Ann Umpierre-Catinchi, 48

Doctor of Medicine. Associate Professor at the University of Puerto Rico’s Department of Obstetrics and Gynecology from 1993 to present. Director of the Division of Gynecologic Oncology of the University of Puerto Rico’s School of Medicine from 1993 to present. Director of the University of Puerto Rico’s Comprehensive Cancer Center from 2005 to present. Board Certified by the National Board of Medical Examiners, American Board of Obstetrics and Gynecology and the American Board of Obstetrics and Gynecology, Division of Gynecologic Oncology. Director since 2003.

Fernando Rodríguez-Amaro, 59

Certified Public Accountant, Certified Fraud Examiner and Certified Valuation Analyst. Managing Partner and Partner in Charge of the Audit and Accounting Division of RSM ROC & Company. Has been with RSM ROC & Company for the past twenty-seven years and prior thereto served as Audit Manager with Arthur Andersen & Co. for over nine years. Mr. Rodríguez Amaro has over 36 years of public accounting experience. He has served clients in the banking, insurance, manufacturing, construction, government, advertising, radio broadcasting and services industries. Member of the Board of Trustees of Sacred Heart University of Puerto Rico since August 2003 to present, serving as member of the Executive Committee and Chairman of the Audit Committee since 2004. Member of the Board of Trustees of Colegio Puertorriqueño de Niñas, since 1996 to present, and also serving as a member of the Board of Directors from 1998 to 2004. Member of the Board of Director of Proyecto de Niños de Nueva Esperanza, Inc. since 2003. Director since November 2005.

DIRECTORS WHOSE TERMS EXPIRE IN 2010

Frank Kolodziej, 64

President and CEO of Centro Tomográfico de Puerto Rico, Inc. since 1978 to present; Somascan, Inc. since 1983 to present; Instituto Central de Diagnóstico, Inc. since 1991 to present, Advanced Medical Care, Inc. since 1994 to present; Somascan Plaza, Inc. and PlazaMED, Inc. since 1997 to present; International Cyclotrons, Inc. since 2004 to present; and Somascan Cardiovascular since January 2007 to present. Pioneer in the Caribbean in the areas of Computerized Tomography (CT), Digital Angiography (DSA), Magnetic Resonance Imaging (MRI), and PET/CT-16 (Positron Emission Tomography). Mr. Kolodziej was previously a member of the Board of Directors of the Corporation from 1988 to 1993 and currently a director since July 2007.

Héctor M. Nevares, 56

Attorney at law since 1977. Member of the Board of Directors of Dean Foods Company since 1995 to present, where he also serves on the Audit Committee. Member of the Board of Directors of V. Suarez & Co. since 2006 to present, and member of the Board of Directors of Indulac from 1982 to 2005. President and Chief Executive Officer of Suiza Dairy, a Puerto Rico dairy processor, from 1983 to 1998, having served in additional executive capacities at Suiza Dairy since June 1972. In the nonprofit sectors, Mr. Nevares was a member of the Board of Directors of the Puerto Rico Government Development Bank since 1989 to 1993, and is currently a member of the Boards of Caribbean Preparatory Schools since 1999, the Corporation for the Development of the Cantera Peninsula since 1998, and Hacienda San Martin Inc. since 2000. Mr. Nevares was previously a member of the Board of Directors of the Corporation from 1993 to 2002 and currently a director since July 2007.

José F. Rodríguez, 57

President of L&R Investments, Inc., a privately owned local investment company, since May 2005 to present; Vice-Chairman and member of the Board of Directors of Government Development Bank for Puerto Rico from March 2005 to December 2006; member of the Board of Directors of “Fundación Chana & Samuel Levis” from 1998 to 2007; Partner, Executive Vice-President and member of the Board of Director of Ledesma & Rodríguez Insurance Group, Inc. from 1990 to 2005; and President of Prudential Bache PR, Inc., wholly-owned subsidiaries of then existing Prudential Bache Group, from 1980 to 1990.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The executive officers of the Corporation and FirstBank who are not directors are listed below.

Fernando Scherrer, 39
Executive Vice President and Chief Financial Officer

Executive Vice President and Chief Financial Officer since July 2006. He is a Certified Public Accountant. Co-Founder, Managing Partner and Head of Audit and Consulting Practices at Scherrer Hernández & Co., from 2000 to 2006. Prior to founding Scherrer Hernández & Co., he worked with PricewaterhouseCoopers LLP for 10 years where he audited financial institutions and insurance companies. He has over 17 years of financial and accounting experience in the financial services, insurance, retail and education industries. Since October 2006, he has served as a director of First Leasing and Rental Corporation, First Federal Finance Corporation d/b/a Money Express, FirstBank Insurance Agency, Inc., FirstMortgage, Inc., Ponce General Corporation.

Lawrence Odell, 59
Executive Vice President, General Counsel and Secretary

Executive Vice President, General Counsel and Secretary since February 2006. Senior Partner at Martínez Odell & Calabria since 1979. Has over 25 years of experience in specialized legal issues related to banking, corporate finance and international corporate transactions. Served as Secretary of the Board of Pepsi-Cola

Puerto Rico, Inc. from 1992 to 1997. Served as Secretary to the Board of Directors of BAESA, S.A. from 1992 to 1997.

Dacio A. Pasarell, 58
Executive Vice President and Banking Operations Executive

Executive Vice President and Banking Operations Executive since September 2002. Had over 27 years of experience at Citibank N.A. in Puerto Rico, which included the following positions: Vice President, Retail Bank Manager, from 2000 to 2002; Vice President and Chief Financial Officer from 1996 to 1998; Vice President, Head of Operations — Caribbean Countries from 1994 to 1996; Vice President Mortgage and Automobile Financing; Product Manager, Latin America from 1986 to 1994; Vice President, Mortgage and Automobile Financing Product Manager for Puerto Rico from 1986 to 1996. President of Citiseguros PR, Inc. from 1998 to 2001. Chairman of Ponce General Corporation and Director of FirstBank Florida since April 2005.

Randolfo Rivera, 54
Executive Vice President and Wholesale Banking Executive

Executive Vice President in charge of corporate banking, middle market, international, government and institutional, structure finance and cash management areas of FirstBank since June 1998 and since October 2005 also in charge of real estate lending, commercial mortgage unit in Puerto Rico and merchant banking. Vice President and component executive for local companies, public sector and institutional markets for Chase Manhattan Bank, N.A. in Puerto Rico from April 1990 to December 1996. Corporate Finance Executive in charge of the Caribbean and Central American region for Chase Manhattan Bank in Puerto Rico from January 1997 to May 1998.

Emilio Martinó, 57
Executive Vice President and Chief Lending Officer

Chief Lending Officer and Executive Vice President of FirstBank since October 2005. Director of FirstBank Florida since August 2006. Senior Vice President and Credit Risk Management of FirstBank from June 2002 to October 2005. Staff Credit Executive for FirstBank’s Corporate and Commercial Banking Business components since November 2004. First Senior Vice President of Banco Santander Puerto Rico; Director for Credit Administration, Workout and Loan Review, from 1997 to 2002. Senior Vice President for Risk Area in charge of Workout, Credit Administration, and Portfolio Assessment for Banco Santander Puerto Rico from 1996 to 1997. Deputy Country Senior Credit Officer for Chase Manhattan Bank Puerto Rico from 1986 to 1991. Director of FirstBank Florida since August 2006.

Cassan Pancham, 47
Executive Vice President and Eastern Caribbean Region Executive

Executive Vice President of FirstBank since October 2005. First Senior Vice President, Eastern Caribbean Region of FirstBank from October 2002 until October 2005. Director and President of FirstExpress, Inc., First Trade, Inc., and First Insurance Agency, Inc. He held the following positions at JP Morgan Chase Bank Eastern Caribbean Region Banking Group: Vice President and General Manager, from December 1999 to October 2002; Vice President, Business, Professional and Consumer Executive, from July 1998 to December 1999; Deputy General Manager from March 1999 to December 1999, and Vice President, Consumer Executive, from December 1997 to 1998. Member of the Governing Board of Directors of the Virgin Islands Port Authority since June 2007 and Chairman since January 2008.

Nayda Rivera-Batista, 34
Executive Vice President, Chief Risk Officer and Assistant Secretary

Senior Vice President and Chief Risk Officer since April 2006 and promoted to Executive Vice President in January 2008. Assistant Secretary of the Board since November 2006. Senior Vice President and General Auditor from July 2002 to April 2006. She is a Certified Public Accountant and Certified Internal Auditor. She has more than 12 years of combined work experience in public company, auditing, accounting, financial reporting, internal controls, corporate governance, risk management and regulatory compliance. Served as a member of the Board of Trustees of the Bayamón Central University from January 2005 to January 2006. Joined the Corporation in 2002.

The Corporation’s By-laws provide that each officer shall be elected annually at the first meeting of the Board of Directors after the annual meeting of stockholders and that each officer shall hold office until his or her successor has been duly elected and qualified or until his or her death, resignation or removal from office.

CERTAIN OTHER OFFICERS

Miguel A. Babilonia, 42
Senior Vice President and Chief Credit Risk Officer

Senior Vice President and Chief Credit Risk Officer since 2006. Vice President of Consumer Credit Policy and Portfolio Risk Management from 1998 to 2006 and promoted to Senior Vice President in 1999. In 2005, the mortgage risk management and centralized collections responsibilities were added to his scope. He has sixteen years of experience in banking including, Consumer Scorecard Manager at Citibank, N.A. from 1997 to 1998; Assistant Vice President/Risk Manager at First Union National Bank from 1996-1997; Assistant Vice President/Segmentation Manager at First Union National Bank from 1993 to 1996; Portfolio Risk Senior Analyst at National City Bank from 1991 to 1993. Chairman of the Consumer Credit Committee of the Puerto Rico Bankers Association. Joined the Corporation in 1998.

Pedro Romero, 34
Senior Vice President and Chief Accounting Officer

Senior Vice President and Chief Accounting Officer since August 2006. Senior Vice President and Comptroller from May 2005 to August 2006. Vice President and Assistant Comptroller from December 2002 to May 2005. He is a Certified Public Accountant with a Master of Science in Accountancy and has technical expertise in management reporting, financial analysis, corporate tax, internal controls and compliance with US GAAP, SEC rules and Sarbanes Oxley. He has more than ten years of experience in accounting including, big four public accounting company, banking and financial services. Joined the Corporation in December 2002.

Víctor M. Barreras-Pellegrini, 39
Senior Vice President and Treasurer

Senior Vice President and Treasurer since July 6, 2006. Previously held various positions with Banco Popular de Puerto Rico from January 1992 to June 2006, including, Fixed-Income Portfolio Manager of the Popular Assets Management division from 1998 to 2006 and Investment Officer in the Treasury division from 1995 to 1998. Director of FirstBank Overseas Corp. and First Mortgage. He has over 15 years of experience in banking and investments and holds the Chartered Financial Analyst designation. Joined the Corporation in 2006.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes the Corporation’s corporate governance including director independence, board and committee structure, function and composition, and governance charters, policies and procedures. The Corporate Governance Standards and charters approved by the Board of Directors (the “Board”) for the Audit Committee, the Compensation and Benefits Committee, the Corporate Governance and Nominating Committee, and the Asset/Liability Risk Committee, and the Corporation’s Code of Ethics, Code of Ethics for Senior Financial Officers and the Independence Principles for Directors are available at the Corporation’s web site at www.firstbancorppr.com, under “Investor Relations / Governance Documents”. First BanCorp stockholders may obtain printed copies of these documents by writing to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908.

Code of Ethics

In November 2003, the Corporation adopted a Code of Ethics for Senior Financial Officers (the “Code”). The Code applies to the Corporation’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Comptroller, Executive Vice Presidents, professional employees in the areas of finance, internal audit and treasury. The Code also applies to all the members of the Corporation’s Risk Management Council. The Code states the principles to which senior financial officers must adhere in order to act in a manner consistent with the highest moral and ethical standards. The Code imposes a duty to avoid conflicts of interest, and to comply with the laws and regulations that apply to the Corporation and its subsidiaries, among other matters. Any waiver of any part of the Code may be made only by the Audit Committee and will be promptly disclosed to stockholders as required by the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Neither the Audit Committee nor the General Counsel received any requests for waivers under the Code in fiscal year 2007.

The Corporation has also adopted a Code of Ethics that is applicable to all employees and directors of the Corporation and all of its subsidiaries, which purports to strengthen the ethical culture that prevails in the Corporation. The Code of Ethics addresses, among other matters, conflicts of interest, operational norms and confidentiality of the Corporation’s and its customers’ information.

Independence of the Board of Directors

The Board annually evaluates the independence of its members based on the criteria for determining independence identified by the NYSE, the SEC and the Corporation’s Independence Principles for Directors. The Corporation’s Corporate Governance Standards provides that a majority of the Board be composed of directors who meet the requirements for independence established in the Corporation’s Independence Principles for Directors, which shall incorporate, at a minimum, those established by the NYSE and the SEC. The Board has concluded that the Corporation has a majority of independent directors. The Board has determined that Messrs. José Teixidor-Méndez, José L. Ferrer-Canals, Jorge L. Díaz, Fernando Rodríguez-Amaro, José Menéndez-Cortada, Sharee Ann Umpierre-Catinchi, Héctor M. Nevares-La Costa, Frank Kolodziej-Castro and José Rodríguez-Perelló are independent under the Independence Principles for Directors. In determining director José L. Ferrer-Canals’ independence, the Board took into consideration appraisal services rendered by his sibling to First Mortgage, a wholly owned subsidiary of FirstBank, which amounted during 2007 to $6,777.75.

Messrs. Luis M. Beauchamp, President and Chief Executive Officer, and Aurelio Alemán, Senior Executive Vice President and Chief Operating Officer, are not considered to be independent as they are management Board members. During 2007, the independent directors usually met in executive sessions without the Corporation’s management on days where there were regularly scheduled Board meetings. In addition, non-management directors separately met once during 2007 with José Menéndez-Cortada, Lead Independent Director, serving as chairman during the meeting.

Director Stock Ownership

The Board believes that appropriate stock ownership by directors further aligns their interests with those of the stockholders. Accordingly, in August 2007, the Board adopted Director Stock Ownership Requirement Guidelines (the “Guidelines”) for all non-management directors, which became effective upon adoption. Non-management directors are expected to hold an investment position in the Corporation’s common stock which cost basis, except as described below, shall be equivalent to at least $250,000. Any shares of stock owned by the non-management directors upon the adoption of the Guidelines will be considered for purposes of compliance. In such connection, the amount of shares of stock owned by the non-management directors shall be valued at the greater of the historical cost or the market value at the closing price of the stock as of the date the Guidelines were adopted. Upon meeting the ownership goal, that number of shares, considering stock split adjustments, becomes fixed and must be maintained until the end of the director’s service on the Board. Directors are required to achieve the ownership goal within three years after the Board’s adoption of the Guidelines for current directors and for new directors from the director’s appointment to the Board. In reaching the ownership requirement, annual investments shall be made in equal proportions throughout the three year period. The Guidelines shall be administrated by the Corporate

Governance and Nominating Committee of the Board. The Committee shall have the discretion to submit for approval by the Board, and the Board may at any time approve, amendments or modifications to the Guidelines.

Stockholder Communications with the Board

Any stockholder who desires to communicate with the Corporation’s Board may do so by writing to the Chairman of the Board or to the Lead Independent Director in care of the Office of the Corporate Secretary at the Corporation’s headquarters, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908 or by e-mail to directors@firstbankpr.com. Communications may also be made by calling the following telephone number: 1-787-729-8141. Communications related to accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Depending upon the nature of the concern, it may be referred to the Corporation’s Internal Audit Department, the Legal or Finance Department, or other appropriate departments. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.

Board Meetings

The Board is responsible for directing and overseeing the business and affairs of the Corporation. The Board represents the Corporation’s stockholders and its primary purpose is to build long term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Corporation and to act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board of the Corporation met twenty (20) times during 2007. Each member of the Board participated in at least 75% of Board meetings held during 2007. While the Corporation has not adopted a formal policy with respect to directors’ attendance at annual meetings of stockholders, the Corporation encourages it’s directors to attend such meetings. All of the Corporation’s directors attended the last annual meeting of stockholders held on October 31, 2007.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation and Benefits Committee, the Corporate Governance and Nominating Committee, and the Asset/Liability Risk Committee. The members of the committees are appointed and removed by the Board, which also appoints a chair for each committee. The functions of those committees, their current members and the number of meetings held during 2007 are set forth below. Each member of the Board Committees participated in at least 75% of Board Committee meetings held during 2007, except for director Sharee Ann Umpierre who during the full fiscal year attended fewer than 75% of the total number of meetings held by the Asset/Liability Risk Committee during the period she served as a member. Mrs. Umpierre resigned from the Asset/Liability Risk Committee in November 2007.

Audit Committee.

The Audit Committee charter provides that this Committee shall be composed of at least three outside directors who meet the independence criteria established by the NYSE, the SEC, and the Corporation’s Independence Principles for Directors.

The members of this Committee are Fernando Rodríguez-Amaro, appointed Chairman since January 2006, José Ferrer-Canals and Héctor M. Nevares, who was appointed on July 31, 2007. Each member of the Corporation’s Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial expert” designated by the Corporation’s Board is Fernando Rodríguez-Amaro. The Audit Committee met a total of thirty one (31) times during fiscal year 2007.

Audit Committee Report

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2007 with management and

PricewaterhouseCoopers LLP, the Corporation’s independent registered public accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”. Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees”, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accountants its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with Generally Accepted Accounting Principles in the United States or that the Corporation’s registered public accountants are in fact “independent.”

As set forth in the Audit Committee Charter, the Audit Committee represents and assists the Board in fulfilling its responsibility to oversee management regarding (i) the conduct and integrity of the Corporation’s financial reporting to any governmental or regulatory body, shareholders, other users of Corporation financial reports and the public; (ii) the Corporation’s systems of internal control over financial reporting and disclosure controls and procedures; (iii) the qualifications, engagement, compensation, independence and performance of the Corporation’s independent auditors, their conduct of the annual audit of the Corporation’s financial statements, and their engagement to provide any other services; (iv) the Corporation’s legal and regulatory compliance; (v) the performance of the Corporation’s internal audit function; (vi) the application of the Corporation’s related person transaction policy as established by the Board; (vii) the application of the Corporation’s codes of business conduct and ethics as established by management and the Board; and (viii) the preparation of the audit committee report required to be included in the Corporation’s annual proxy statement by the rules of the SEC.

The members of the Audit Committee are not engaged professionally in rendering, auditing or accounting services on behalf of the Corporation nor are they employees of the Corporation. The Corporation’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accountants, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

This report is provided by the following independent directors who comprised the Committee at the date of the recommendation:
Fernando Rodríguez-Amaro (Chairman)
José Ferrer-Canals
Héctor M. Nevares

Compensation and Benefits Committee.

The Compensation and Benefits Committee charter provides that the Committee shall be composed of a minimum of three directors who meet the independence criteria established by the NYSE and the Corporation’s Independence Principles for Directors. In addition, the members of the Committee are independent as defined in Rule 16b-3 under the Exchange Act. The Committee is responsible for the oversight of the Corporation’s compensation policies and practices including the evaluation and recommendation to Board of the proper and competitive salaries and competitive incentive compensation programs of the executive officers and key employees of the Corporation. The responsibilities and duties of the Committee include the following:

•	Review and approve the annual goals and objectives relevant to compensation of the CEO and other executive officers, as well as the various elements of the compensation paid to the executive officers.

•	Evaluate the performance of the CEO and other executive officers in light of the agreed upon goals and objectives and recommend to the Board the appropriate compensation levels of the CEO and other executive officers based on such evaluation.

•	Establish and recommend to the Board for its approval the salaries, short term incentive awards (including cash incentives) and long-term incentives awards (including equity-based incentive plans) of the CEO, other executive officers and selected senior executives.

•	Evaluate and recommend to the Board for its approval severance arrangements and employment contracts for executive officers and selected senior executives.

•	Recommend to the Board for its consideration and approval and oversee the Corporation’s cash and equity-based incentive plans for senior executives.

•	Review and discuss with management the Corporation’s Compensation Discussion and Analysis disclosure for inclusion in the Corporation’s annual proxy statement.

•	Periodically review the operation of the Corporation’s overall compensation program for key employees and evaluate its effectiveness in promoting stockholder value and Corporation objectives.

•	Establish criteria for evaluating its own performance, conduct an annual self-evaluation, and discuss the results of the annual evaluation with the Board.

•	Conduct an annual review of its charter and recommend appropriate revisions to the Board.

The Committee has the sole authority to engage outside consultants to assist it in determining appropriate compensation levels for the CEO, other executive officers, and selected senior executives and to set fees and retention arrangements for such consultants. The Committee has full access to any relevant records of the Corporation and may request any employee of the Corporation or other person to meet with the Committee or its consultants.

The current members of this Committee are Sharee Ann Umpierre-Catinchi, appointed Chairperson since August 2006, José Teixidor-Méndez and Jorge Díaz-Irizarry. The Compensation and Benefits Committee met a total of seven (7) times during fiscal year 2007.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee charter provides that the Committee shall be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC and the Corporation’s Independence Principles for Directors. The responsibilities and duties of the Committee include, among others, the following:

•	Annually review and make any appropriate recommendations to the Board for further developments and modifications to a set of corporate governance principles applicable to the Corporation.

•	Develop and recommend to the Board the criteria for Board membership.

•	Identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including evaluation of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the shareholders; and (ii) any Board vacancies that are to be filled by the Board

•	Review annually the relationships between directors, the Corporation and members of management and recommend to the Board whether each director qualifies as “independent” based on the criteria for determining independence identified by the NYSE, the SEC and the Corporation’s Independence Principles for Directors.

•	As vacancies or new positions occur, recommend to the Board the appointment of members for the standing committees and the committee chairs and review annually the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

•	Have sole authority to retain and terminate outside consultants or search firms to advice the Committee regarding the identification and review of candidates, including sole authority to approve such consultant’s or search firm’s fees, and other retention terms.

•	Coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, and management in the governance of the Corporation.

•	Review annually the Corporation’s Insider Trading Policy to ensure continued compliance with applicable legal standards and corporate best practices. In connection with its annual review of the Insider Trading Policy, the Committee shall also review the list of executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the list of affiliates subject to the trading windows contained in the Policy.

•	Discuss with management programs for director orientation and continuing director education.

•	Work with the CEO to plan for CEO succession and develop plans for interim succession for the CEO in the event of an unexpected occurrence.

•	Provide oversight of the Corporation’s policies and practices with respect to corporate social responsibility, including environmentally sustainable solutions.

•	Conduct an annual review of its charter and recommend appropriate revisions to the Board.

•	Conduct an annual self-evaluation of the Committee’s performance and discuss the results of the evaluation with the Board.

•	Consistent with the foregoing, take such actions as it deems necessary to encourage continuous improvement of, and foster adherence to, the Corporation’s corporate governance policies, procedures and practices at all levels and perform other corporate governance oversight functions as requested by the Board.

Identifying and Evaluating Nominees for Directors

The Board’s Corporate Governance and Nominating Committee shall be responsible for identifying and recommending to the Board qualified candidates for Board membership, based primarily on the following criteria:

•	Judgment, character, integrity, expertise, skills and knowledge useful to the oversight of the Corporation’s business;

•	Diversity of viewpoints, backgrounds, experiences, and other demographics;

•	Business or other relevant experience; and

•	The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Corporation.

The Committee shall give appropriate consideration to candidates for Board membership nominated by stockholders and shall evaluate such candidates in the same manner as other candidates identified by the Committee. The Committee may use outside consultants to assist in identifying candidates. Members of the Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board.

The Committee shall also be responsible for initially assessing whether a candidate would be an “independent” director under the requirements for independence established in the Corporation’s “Independence Principles for Directors of First BanCorp” and applicable rules and regulations (an “Independent Director”). The Board, taking into consideration the recommendations of the Committee, shall be responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Committee, shall also make a determination as to whether a nominee or appointee would be an Independent Director.

The invitation to join the Board shall be extended by the Board via the Chairman and either the chairperson of the Committee or another independent director of the Corporation designated by the Chairman and the chairperson of the Committee.

The current members of this Committee are José Luis Ferrer-Canals, appointed Chairman since February 2006, José Menéndez-Cortada, and Frank Kolodziej. The Corporate Governance and Nominating Committee met a total of eleven (11) times during fiscal year 2007.

Asset/Liability Risk Committee.

The Asset/Liability Risk Committee charter provides that the Committee shall be composed of a minimum of three directors who meet the independence criteria established by the NYSE, the SEC, and the Corporation’s Independence Principles for Directors, and shall also include the Corporation’s Chief Executive Officer and Chief Operating Officer, provided each of those executives are also members of the Board. Under the terms of its charter, the Asset/Liability Risk Committee assists the Board in its oversight of the Corporation’s policies and procedures related to asset and liability management, including the management of funds, investments and credit. In doing so, the Committee’s primary general functions involve:

•	The establishment of a process to enable the identification, assessment and management of risks that could affect the Corporation’s assets and liabilities;

•	The identification of the Corporation’s risk tolerance levels related to its assets and liabilities;

•	The evaluation of the adequacy and effectiveness of the Corporation’s risk management process related to the Corporation’s assets and liabilities, including management’s role in that process;

•	The evaluation of the Corporation’s compliance with its risk management process related to the Corporation’s assets and liabilities; and

•	The approval of loans and other business matters following the lending authorities approved by the Board.

The current members of this Committee are Jorge Díaz-Irizarry, appointed Chairman since June 2006, Luis Beauchamp, Aurelio Alemán, José Menéndez-Cortada, José Teixidor-Méndez, Héctor M. Nevares and José Rodríguez-Perelló. The Asset/Liability Risk Committee met a total of nineteen (19) times during fiscal year 2007.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Corporation reviews all transactions and relationships in which the Corporation and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, the Corporation’s Corporate Governance Standards and Code of Ethics for Senior Financial Officers require our directors, executive officers and principal financial officers to report to the Board or the Audit Committee any situation that could be perceived as a conflict of interest. In addition, applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. All loans to directors, executive officers and their related parties are required to be approved by the Board where the aggregate amount loaned exceeds the greater of $25,000 or 5% of FirstBank’s unimpaired surplus. Loans and aggregate loans of $500,000 or greater are also reviewed and approved by the Board, pursuant to Regulation O of the Federal Reserve Board.

On October 24, 2007 the Board adopted a Related Person Transaction Policy (the “Policy”) which addresses the reporting, review and approval or ratification of transactions with related persons which includes a director, a nominee for election as a director, an executive officer of the Corporation, a security holder who is known to the Corporation to own of record or beneficially more than five percent of any class of the Corporation’s voting securities, and an immediate family member of any of the foregoing. The policy is not designed to prohibit related person transactions; rather, it is to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them.

For purposes of the Policy, “related person transaction” means a transaction or arrangement or series of transactions or arrangements in which the Corporation participates (whether or not the Corporation is a party) and a Related Person has a direct or indirect interest material to such Related Person. A Related Person’s interest in a transaction or arrangement is presumed material to such person unless it is clearly incidental in nature or has been determined in accordance with the policy to be immaterial in nature such that further review is not warranted. A transaction in which any subsidiary of the Corporation or any other company controlled by the Corporation participates shall be considered a transaction in which the Corporation participates.

Examples of related person transactions generally include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and the borrowing and lending of funds, as well as guarantees of loans or other undertakings and the employment by the Corporation of an immediate family member of a Related Person or a change in the terms or conditions of employment of such an individual that is material to such individual. However, the policy contains a list of categories of transactions that will not be considered related person transactions for purposes of the Policy given their nature, size and/or degree of significance to the Corporation, and therefore, need not be brought to the Audit Committee for their review and approval.

Any director, nominee for election as a director or executive officer who intends to enter into a related person transaction shall disclose that intention and all material facts with respect to such transaction to the Audit Committee of the Board, and any officer or employee of the Corporation who intends to cause the Corporation to enter into any related person transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee. If a member of the Audit Committee has an interest in a related person transaction and, after such Committee member excusing himself or herself from consideration of the transaction, would cause the Audit Committee to be fewer than two members available to review and approve the transaction, the transaction shall instead be reviewed by an ad hoc committee of at least two independent directors designated by the Board. The Audit Committee may delegate its authority to review, approve or ratify specified related person transactions or categories of related person transactions where the Audit Committee determines that such action is warranted.

Annually, the Audit Committee shall review any previously approved or ratified related person transaction that is continuing (unless the amount involved in the uncompleted portion of the transaction is less than $120,000) and determine, based on the then existing facts and circumstances, including the Corporation’s existing contractual or other obligations, if it is in the best interests of the Corporation to continue, modify or terminate the transaction.

The Audit Committee has the authority to (i) determine categories of related person transactions that are immaterial and not required to be individually reported to, reviewed by, and/or approved or ratified by the Audit Committee and (ii) approve in advance categories of related person transactions that need not be individually reported to, reviewed by, and/or approved or ratified by the Audit Committee but may instead be reported to and reviewed by the Audit Committee collectively on a periodic basis, which shall be at least annually, and shall not require ratification by the Audit Committee. The Audit Committee shall notify the Board on a quarterly basis of all related person transactions approved or ratified by the Audit Committee.

In connection with approving or ratifying a related person transaction, the Audit Committee (or its delegate) shall, in its judgment, consider in light of the relevant facts and circumstances whether or not the transaction is in, or not inconsistent with, the best interests of the Corporation, including consideration of the following factors to the extent pertinent:

•	the position within or relationship of the Related Person with the Corporation;

•	the materiality of the transaction to the Related Person and the Corporation, including the dollar value of the transaction, without regard to profit or loss;

•	the business purpose for and reasonableness of the transaction, taken in the context of the alternatives available to the Corporation for attaining the purposes of the transaction;

•	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Corporation offers generally to persons who are not Related Persons;

•	whether the transaction is in the ordinary course of the Corporation’s business and was proposed and considered in the ordinary course of business; and

•	the effect of the transaction on the Corporation’s business and operations, including on the Corporation’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

During fiscal year 2007, directors and officers and persons or entities related to such directors and officers were customers of and had transactions with the Corporation and/or its subsidiaries. All such transactions, except for the ones set forth below, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable transactions with persons not related the Corporation, and did not involve more than the normal risk of collectibility or present other unfavorable features:

•	Lawrence Odell, General Counsel of the Corporation since February 2006, is a partner at Martínez Odell & Calabria (the “Law Firm”). During 2006, the Corporation entered into a Services Agreement, approved by the Board, see Exhibit 10.4 and 10.5 to the 2005 Form 10-K, with the Law Firm effective as of February 15, 2006 and amended on February 24, 2006 pursuant to which it agreed to pay the Law Firm $60,000 per month, except for the payment made in February 2006, which was for $30,000, as consideration for the services rendered to the Corporation by Lawrence Odell. The Services Agreement has a term of four years unless earlier terminated. The Corporation has also hired the Law Firm to be the corporate and regulatory counsel to it and FirstBank. In 2007, the Corporation paid $1,237,626 to the Law Firm for its legal services and $720,000 to the Law Firm in accordance with the terms of the Services Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with, except as follows: Luis Beauchamp, Aurelio Alemán, Randolfo Rivera, Dacio A. Pasarell, Emilio Martino, Cassan Pancham, Lawrence Odell, Fernando Scherrer, Nayda Rivera, Pedro Romero, and Victor Barreras each filed one late Form 4 relating to stock options granted in January 2007. Frank Kolodziej and Hector M. Nevares each filed a late Form 3 upon their becoming Section 16(a) reporting persons. Hector M. Nevares filed three late Form 4’s to report the acquisition of shares of common stock of the Corporation, Frank Kolodziej filed a late Form 4 to report the acquisition of shares of common stock of the Corporation, and Nayda Rivera filed a late Form 4 to report a Discretionary Transaction related to the Corporation’s Defined Contribution Retirement Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Corporation’s Compensation and Benefits Committee currently consists of directors Sharee Ann Umpierre-Catinchi, appointed Chairperson since August 2006, José Teixidor-Méndez, and Jorge L. Díaz-Irizarry. Also, at some point during 2007, Frank Kolodziej and ex-director Richard Reiss Huyke were members of the Compensation and Benefits Committee. None of the current members, nor any other member during fiscal year 2007, has served as an officer of, or been an employee of, the Corporation, FirstBank or a subsidiary of the Corporation or of FirstBank. No Executive Officer of the Corporation serves on any board of directors or compensation committee of any entity whose board or management serves on the Corporation’s Board or on the Corporation’s Compensation and Benefits Committee. Other than disclosed in the Certain Relationships and Related Transactions and Director Independence sections of this Proxy Statement, none of the members of the Compensation Committee had any relationship with the Corporation requiring disclosure under Item 404 of the SEC Regulation S-K.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party adverse to the Corporation or has a material interest adverse to the Corporation.

COMPENSATION OF DIRECTORS

Non-management directors of the Corporation receive compensation for attending meetings of the Board of the Corporation but not for attending meetings of the Board of Directors of the Bank. Directors who are also officers of the Corporation, of FirstBank or of any other subsidiaries do not receive fees or other compensation for service on the Board of the Corporation, the Board of Directors of FirstBank, the Board of Directors of the subsidiaries or any of their committees. Accordingly, Luis M. Beauchamp and Aurelio Alemán are not included in the table set forth below because they were employees during 2007 and therefore received no compensation for their services as a director. The compensation set forth in the table below is based on the following schedule of fees for 2007 compensation of non-management directors:

Before February 2007, meeting fees were paid as follows:

•	Board Meeting Fees — each non-management director received $1,400 for each meeting attended.

•	Fees for meetings of Compensation and Benefits Committee, Corporate Governance and Nominating Committee, and Asset/Liability Risk Committee — each non-management director received $650 for each meeting attended.

•	Fees for meetings of Audit Committee — each non-management director received $1,050 for each meeting attended.

In January 2007, the Board approved an increase in fees to the members of the Board effective February 2007. Fees increased as follows:

•	Board Meeting Fees — each non-management director received $1,750 for each meeting attended.

•	Fees for meetings of Compensation and Benefits Committee, Corporate Governance and Nominating Committee, and Asset/Liability Risk Committee — each non-management director received $1,200 for each meeting attended.

•	Fees for meetings of Audit Committee — each non-management director received $1,500 for each meeting attended.

The Corporation reimburses Board members for travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at board and committee meetings or performing other services for the Corporation in their capacities as directors.

The following table sets forth all the compensation that the Corporation paid to non-management directors during fiscal year 2007:

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non -Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)(b)	($)

José Teixidor-Méndez	65,150	—	—	—	—	—	65,150
Jorge Díaz-Irizarry	65,150	—	—	—	—	—	65,150
José Ferrer-Canals	94,250	—	—	—	—	4,173	98,423
Sharee Ann Umpierre-Catinchi	52,050	—	—	—	—	—	52,050
José Menéndez-Cortada	73,350	—	—	—	—	—	73,350
Fernando Rodríguez-Amaro	85,900	—	—	—	—	—	85,900
Hector M. Nevares-La Costa	31,100	—	—	—	—	—	31,100
Frank Kolodziej-Castro	13,450	—	—	—	—	—	13,450
José Rodríguez-Perelló	8,850	—	—	—	—	—	8,850
Richard Reiss-Huyke(a)	84,050	—	—	—	—	—	84,050

(a)	Richard Reiss Huyke did not stand for re-election as a nominee director of the Corporation, therefore, ceased to be a director effective October 31, 2007, date of the 2007 Annual Meeting of Stockholder.

(b)	All other compensation includes a corporate club membership for the benefit of José Ferrer-Canals.

In 2007, the Compensation and Benefits Committee retained Mercer, an outside compensation consultant, to provide services as compensation consultants. Mercer performed a director compensation review to assess the competitiveness of the Corporation’s current Board compensation strategy for its non-management directors and provided recommendations in terms of structure and magnitude of compensation. As a result, on January 23, 2008, the Board approved a new compensation structure for non-management directors of the Corporation which became effective February 1, 2008. Under the terms of the new structure, each director receives an annual retainer of $30,000, the Chair of the Audit Committee receives an additional annual retainer of $25,000 and the Lead Independent Director receives an additional annual retainer of $20,000. The retainers are payable in cash and are evenly allocated over a twelve-month period and paid on a monthly basis. The directors will also receive an annual equity award of $35,000 payable in the form of restricted stock full value shares. The annual equity award is granted pursuant to First BanCorp’s 2008 Omnibus Incentive Plan which is subject to the approval by stockholders as set forth in Proposal 3 on this Proxy Statement. In addition, non- management directors receive under the new compensation structure $1,000 for each Board or Committee meeting attended, which is also payable in cash.

The Compensation and Benefits Committee periodically will review benchmarking assessments in order to determine the appropriate level of compensation for maintaining a competitive director compensation structure necessary to attract qualified candidates for board service.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the objectives of the Corporation’s Executive Compensation Program, the process for determining executive officer compensation, and the elements of the compensation for the Corporation’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the next three highest paid executive officers of the Corporation (the “Named Executives”).

The Executive Compensation Program is administered by the Compensation and Benefits Committee (the “Compensation Committee”). For the first seven months of 2007 the members of the Compensation Committee were Sharee Ann Umpierre-Catinchi, José Teixidor and ex-director Richard Reiss. Subsequently thereto, the members of the Corporation’s Compensation Committee were Sharee Ann Umpierre-Catinchi who is also the Chair of the Committee, José Teixidor, and Frank Kolodziej. Subsequently, in November 2007, Frank Kolodziej resigned as member of the Compensation Committee and Jorge Díaz-Irizarry was appointed member instead. The Compensation Committee is responsible for the oversight of the Corporation’s compensation policies and practices and the recommendation to the Board for its approval of the proper salary, incentive compensation, nonqualified benefits and perquisites of the executive officers and key employees of the Corporation. To fulfill its responsibilities and duties the Compensation Committee reviews and recommends to the Board the annual goals and objectives relevant to the CEO and evaluates and recommends to the Board the salaries, annual incentives awards and long term incentives for the CEO, executive vice presidents and other selected executives of the Corporation.

Executive Compensation Policy

The Corporation operates in a highly competitive industry where the quality, creativity and professionalism of its executives are of utmost importance to the success, profitability and growth of the institution. The underlying philosophy of the Executive Compensation Program is to attract and retain a highly qualified workforce that will make significant contributions to the promotion and achievement of the Corporation’s goals, with a view to maximizing stockholder value, motivating a high level of individual and group performance and rewarding contributions and achievement of strategic objectives under the responsibility of the executives. Accordingly, the Corporation has adopted a compensation policy that is designed to recruit, retain and motivate the best executive talent to deliver superior short-term and long-term performance to stockholders. To support those goals, the Corporation provides it’s Named Executives with a competitive base salary, a cash bonus, stock option awards, and other fringe benefits. The cash bonus and stock awards, which are the variable components of the compensation, are based on the performance of the objectives assigned to the Named Executives. In 2007, variable compensation accounted for approximately 65% of the CEO’s total compensation and approximately 50% to 60% for the other Named Executives.

Objectives of the Corporation’s Executive Compensation Program:

•	Attract and retain top executives.

•	Promote behavior that will lead to the attainment of the Corporation’s goals.

•	Provide a short-term and long-term variable compensation structure aimed at rewarding performance that is measured against the achievement of goals and management objectives.

•	Promote the alignment of interests with those of the stockholders by providing a significant portion of the executive compensation in the form of stock-based compensation.

For the year 2007, the Board set forth the following management key objectives:

•	Maintain the Corporation’s business components moving forward through the effective implementation of key business strategies to grow the core business and retain existing clients during the period of potential adverse consequences and impaired reputation of the Corporation.

•	Sustain the Corporation’s market share goals in each business segment.

•	Continue with the creation of a strong enterprise risk management function and the development of programs to remedy critical issues and correct material weaknesses identified by management, regulatory agencies, internal audit and independent auditors, process which began during 2006.

•	Reduce credit risk concentration in connection with certain loans outstanding to two large mortgage originators in Puerto Rico to levels acceptable to regulatory agencies and to bring it within parameters set forth in the policies adopted by the Corporation.

•	Become current in SEC and NYSE financial reporting requirements.

•	Undertake steps under the various enforcement actions of the regulators on the Corporation and its banking subsidiaries with a view to requesting a lifting of such enforcement actions.

•	Establish effective working relations with key constituencies to enhance the impaired Corporation’s reputation resulting from the Restatement Process; i.e., regulators, rating agencies, credit counterparts, financial analysts’ investors, clients and employees.

•	Finalize a class action lawsuit settlement process brought against the Corporation as a result of the Corporation having to restate its financial statements for years 2002-2004 (the “Restatement Process”).

•	Finalize a formal investigation initiated by the SEC principally pertaining to the accounting for certain mortgage-related transactions with two large mortgage originators in Puerto Rico during calendar years 1999 through 2005.

•	Finalize a process involving the raising of equity capital for the Corporation.

•	Strengthen the Corporation’s capital base to ensure the Corporation will be in a position to become involved in consolidation opportunities that may arise in the future.

Compensation Review Process

The Compensation Committee typically reviews and recommends to the Board the salaries, short-term incentive awards and long term incentive awards of the CEO and other selected senior executives in the first quarter of each year with respect to performance results for the preceding year. The Corporation’s President and Chief Executive Officer makes recommendations concerning the amount of compensation to be awarded to executive officers, excluding himself, but does not participate in the Compensation Committee’s deliberations or decisions. The Compensation Committee reviews and considers his recommendations and makes a final determination. In making its determinations, the Compensation Committee reviews the Corporation’s performance as a whole and the performance of the executives as it relates to the accomplishment of the goals and objectives set forth for management for the year, together with any such goals that have been established for the relevant lines of business of the Corporation. The determinations in terms of accomplishments are ultimately judgments based on the Compensation Committee’s assessment of the year-end performance of the Corporation against its annual financial and strategic objectives established by the Board at the beginning of the year, and the level of responsibility and individual performance of each executive. The Compensation Committee, typically, also takes into consideration the performance of the Corporation in comparison with the performance of other corporations in similar markets who provide similar financial services and products, as well as executive compensation at comparable companies.

During 2007, in lieu of the typical process, the Compensation Committee gave substantial weight to the achievement and/or progress made towards the accomplishment of the key management objectives mentioned above in the final determination of management effectiveness. In light of the Corporation’s extraordinary efforts with respect to management’s work on compliance with financial reporting requirement and the legal and regulatory matters affecting the Corporation, the Compensation Committee, in its deliberations and determinations, gave substantial weight to the significant time and effort employed by management towards the resolutions of such adversities affecting the Corporation. Specifically, these included: filing of the Corporation’s audited financial statements for the year ended December 31, 2005 and 2006 on Form 10-K; filing of all pending quarterly financial statements on Form 10-Q, continuation of the development of a strong enterprise risk management framework; employment of efforts towards the lifting of the Cease and Desist orders entered into with the FDIC and the Commissioner of Financial Institutions of Puerto Rico as a result of the Corporation’s strict adherence and completion of deliverables in connection therewith; resolution of the formal investigation initiated by the SEC and settlement of enforcement action in connection therewith; resolution of the securities class action and stockholder derivatives claim; and completion of a process involving the raising of equity capital for the Corporation to ensure its compliance under the Bank Holding Company Act which requires that the Corporation serve as a source of financial strength to its banking subsidiaries.

The following financial factors were also considered in the evaluation of management overall effectiveness: attainment of financial results versus plan, overall effectiveness in the implementation of business strategies, market penetration and market positioning, and adjusted asset growth and adjusted earnings performance, among other factors.

Elements of Executive Compensation

The Corporation’s compensation program primarily consists of the following components:

•	Base salary;

•	Short-term incentives — annual performance bonuses;

•	Long-term incentives — stock-based compensation in the form of stock option grants; and

•	Other compensation

Base Salary

Base salary is the basic element of direct cash compensation, designed to attract and motivate highly qualified executives. In setting base salary, the Board takes into consideration the experience, skills, knowledge and responsibilities required of the executive and senior officers in their roles, and the Corporation’s performance. The Board seeks to maintain base salaries that are competitive with the marketplace, to allow it to attract and retain executive talent. Salaries for executive and senior officers are reviewed on an annual basis as well as at the time of a promotion or other change in level of responsibilities.

Considering the financial performance of the Corporation during 2007, the base salaries of the CEO, the Chief Operating Officer (“COO”) and the other Named Executives were not increased during 2006 nor during 2007 and have not been increased as of the date of this filing.

Short-Term Annual Performance Bonuses

Generally, the annual cash bonus element of the Corporation’s Executive Compensation Program is designed to provide incentives for executive officers on generating strong corporate financial performance and therefore seeks to link the payment of cash bonuses to the achievement of key strategic, operational and financial performance objectives. Other criteria, beside financial performance, may include objectives and goals that may not involve actions that specifically and directly relate to financial matters, but the resolutions of which would necessarily protect the financial soundness of the Corporation. The performance of the executive officers was evaluated on the basis of the Corporation’s achievement of the predetermined business objectives, such as the 2007 management key objectives detailed in the Executive Compensation Policy section above and which are discussed in more detail below. The contributions of the executive to the achievement of the Corporation’s business objectives were evaluated by the Compensation Committee to determine, at its discretion, the amount of the performance bonus to recommend to the Board for its approval. The Compensation Committee does not use a formula to calculate bonus payments.

Even though the Corporation experienced great challenges during the year 2007, including an adverse economic environment and interest rate scenarios which deteriorated credit quality and net interest income, the Board approved the performance bonuses listed in the Summary Compensation Table considering individual performance, placing great emphasize on achievements during the year related to legal, regulatory and accounting matters. These included but were not limited to:

•	Becoming current with the financial reporting requirements of the SEC and the NYSE:

•	On February 9, 2007 and July 9, 2007 the Corporation filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2005 and December 31, 2006, respectively.

•	On September 24, 2007 the Corporation became current in SEC and New York Stock Exchange financial reporting requirements with the filing of the quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007 and the previous filings during the 2007 fiscal year of the restated quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005 and 2004, and the quarterly reports for the quarters ended June 30, 2005 and restated 2004; September 30, 2005 and restated 2004; March 31, 2006; June 30, 2006 and September 30, 2006.

•	Unwinding of mortgage-related transactions — during the first quarter of 2007, the Corporation entered into various agreements with R&G Financial Corporation relating to prior transactions accounted for as commercial loans secured by mortgage loans and pass-through trust certificates from R&G Financial Corporation subsidiaries which allowed the Corporation to treat these transactions as “true sales” for accounting and legal purposes.

•	Lifting of Cease and Desist Order with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico — In November 2007, following the most recent Safety and Soundness examination of FirstBank and after strict adherence and completion of deliverables in connection with the FDIC, the Commissioner of Financial Institutions of Puerto Rico, and the Federal Reserve Bank of New York with respect to the mortgage related Cease and Desist Order and the Bank Secrecy Act Cease and Desist Order, the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico terminated the Order to Cease and Desist dated March 16, 2006 related to the mortgage-related transactions with other financial institutions and the Order to Cease and Desist dated August 24, 2006 with respect to the FirstBank’s compliance with the Bank Secrecy Act.

•	Completion of a Capital Raise — In August 2007, the Corporation entered into a Stockholder Agreement which completes a private placement of $94.8 million in the Corporation’s common stock to The Bank of Nova Scotia pursuant to the terms of an Investment Agreement dated February 15, 2007.

•	Finalized Settlement with the SEC — In August 2007, the Corporation announced that it reached an agreement with the SEC to resolve the previously announced SEC investigation of the Corporation.

•	Finalized Class Action Settlement — In November 2007, the Corporation resolved the securities class action lawsuit with the approval of the stipulation of settlement filed with the United States District Court for the District of Puerto Rico.

•	Maintained market leadership positions in key business segments.

•	Business Rationalization — developed a Business Rationalization Project which emphasizes in cost reduction strategies expected to result in significant savings for 2008 and thereafter.

•	Strategic Initiatives — Initiated the discussion and active negotiation towards the acquisition of the Virgin Islands Community Bank in Saint Croix, United States Virgin Islands, which was consummated in January 2008.

•	Investments Portfolio — Began restructuring the investment portfolio to improve net interest income and manage interest rate risk.

•	2007 Annual Meeting of Stockholders — On October 2007, the Corporation held its Annual Meeting of Stockholders after a two-year holdover period.

Long-Term Equity Incentive

Long-term incentives were provided under the Executive Compensation Program in the form of stock options under the Corporation’s 1997 Stock Option Plan. The 1997 Stock Option Plan (the “1997 Plan”) was effective through January 21, 2007, at which time it expired. As of the date of expiration, there remained 743,767 shares still available for grants of stock options under the 1997 Plan. These will be cancelled and therefore not available for grants under future equity based plans. In accordance with the 1997 Plan, the Compensation Committee had discretion to select which of the eligible persons would be granted stock options, whether stock appreciation rights would be granted with such options, and generally to determine the terms and conditions of such options in accordance with the provisions of the 1997 Plan. Under the 1997 Plan, options were required to be granted at a price not less than the fair market value of the stock at the date of grant. Accordingly, all options have been awarded at the market value of the Corporation’s common stock on the date of grant. The options are fully vested upon grant. The purpose of the 1997 Plan was to further the success of the Corporation and its subsidiaries by enabling executive officers to maintain an equity interest in the Corporation, which aligns their compensation with the stockholders’ interest. The Corporation makes initial grants of options to new executives to quickly align their interests.

In determining equity awards to the executives in 2007, the Compensation Committee, based on recommendations submitted by the CEO, other than with respect to himself, took into account the executive’s position and scope of responsibility, ability to affect profitability and stockholder value, the accomplishment of the goals and objectives set forth by the Corporation, recent job performance, and the value of the equity award in relation to other compensation elements. Stock options granted in 2007 are relative of each executive officer’s 2006 performance as well as expected contributions of each executive officer to the Corporation’s future success. The Compensation Committee in granting the equity awards to executives in 2007 placed great weight on the accomplishment and progress made by management towards the resolution of the adversities facing the Corporation during 2006 that included substantial efforts towards the resolution of the legal, regulatory and accounting matters and the completion during 2006 of the Restatement Process. The Corporation does not have a practice of coordinating the timing of stock option grants with the release of material, nonpublic information. Management has no role with respect to the timing of stock option awards. During 2007, the equity awards were granted in accordance with the Corporation’s historical practice of granting equity awards to executives and other management personnel at the beginning of each year. Further, the amounts were consistent with those granted in prior years.

Other Compensation

The use of personal benefits and perquisites as an element of compensation is extremely limited. Under our current plan, Named Executives are provided with a corporate-owned automobile, club memberships and participation in the same corporate-wide plans and programs available to other employees such as the 401(k) plan (including Corporation’s match), group medical and dental plans, long-term and short-term disability, health care, and group life insurance. The Corporation offers to all executive officers a life insurance policy of $1,000,000 ($500,000 in excess of other employees). In addition, the CEO is provided personal security solely for business purposes.

In 2007, the Compensation Committee retained Mercer, an outside compensation consultant, to provide services as compensation consultants. Mercer performed an executive compensation review which included a market competitiveness study, a pay for performance assessment, and assisted the Compensation Committee in developing a new compensation program for the Corporation’s management.

As a result of the assessment the Board approved on March 13, 2008, a new executive compensation structure designed to tie compensation to annual and long-term Corporation, business unit and individual performance goals through a set of specific performance metrics which vary by participant and by award. This program will be effective for the 2008 performance period.

The Corporation has designed an executive compensation structure under the new compensation philosophy that will help attract, motivate, reward and retain highly qualified executives, and will fairly reflect, in the judgment of the Compensation Committee, the Corporations performance, and the responsibilities and personal performance of the individual executives.

Pay for Performance — The compensation structure reflects the belief that executive compensation must, to a large extent, be at risk where the amount earned depends on achieving rigorous corporate, business unit and individual performance objectives designed to enhance stockholder value. Actual incentive payouts will be larger if superior target performance is achieved and smaller if target performance is not achieved.

Market Competitiveness — The Corporation will target total compensation, including base salaries, annual target incentive opportunities, long-term target incentive opportunities including equity-based incentives, to be targeted at the 75th percentile of compensation paid by similarly-sized companies. We believe targeting the 75th percentile is appropriate given the degree of difficulty in achieving our performance targets and the challenges of attracting and retaining talent. While the philosophy is to set total compensation for executives at the 75th percentile of compensation paid by a peer group of banks, the Corporation will also assess competitive or recruiting pressures in the market for executive talent. These pressures potentially may threaten the ability to retain key executives. The Board will exercise its discretion in adjusting compensation targets as necessary and appropriate to address these risks.

Competitive Compensation Analysis — The Corporation will periodically assess the competitiveness of its executive compensation structure through internal research and external studies conducted by its outside compensation consultant. During 2007, the Compensation Committee engaged, Mercer, its outside objective compensation consultant, to assess the competitiveness of compensation for the Named Executive. As part of the review, Mercer analyzed pay levels as well as financial performance of a peer group of banks. The peer group is made up of the following companies: Popular Inc., Commerce BanCorp Inc. / NJ, Colonial Bancgroup, Astoria Financial Corp, Associated Ban-Corp, W Holding Co Inc., First Citizens Bancgroup, Fulton Financial Corp., City national Corp., TCF Financial Corp., Doral Financial Corp., Valley National BanCorp, Bancorpsouth Inc., Santander BanCorp. As an additional point of reference, Mercer, reviewed pay data from surveys. Mercer utilized their own survey as well as other surveys sponsored by Watson Wyatt Data Services.

Based on the Competitive Compensation Analysis, the Compensation Committee’s compensation consultant provided the Compensation Committee and senior management with their views and recommendations. The analysis provided the Compensation Committee with compensation data for the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and to the extent available, any positions equivalent to the direct reports of the President. The analysis provided the Compensation Committee with insight into how each of the peer companies has rewarded their executive officers in terms of base salaries, short-term and long-term incentive awards, including annual equity grants.

Elements of Compensation — Each element of the new compensation structure is intended to support and promote the following results and behavior:

Base Salary

Base salary is the basic element of direct cash compensation, designed to reward individual performance and level of experience. In setting base salary, the Board takes into consideration the experience, skills, knowledge and responsibilities required of the Named Executives in their roles, and the Corporation’s performance. The Board seeks to maintain base salaries that are competitive with the marketplace, to allow it to attract and retain executive talent.

Short-Term Annual Incentive

The short-term annual incentive provides variable pay opportunities for short-term performance designed to reward the Named Executives based on corporate and individual performance and operational results of business units. The Board approved for 2008 a short-term annual incentive program for the Named Executives that provides for cash bonus payments based on the following performance metrics: Financial Measure, Risk Management, and Individual Business Unit and Strategic Goals. The Financial Measure is based on the Corporation’s after tax net income adjusted for certain extraordinary and unusual items. The weights of the measures established for 2008 vary depending on the executive’s positions as follows:

•	CEO — Financial Measure — 50%, Risk Management measures — 20%, and Strategic Goals — 30%

•	Other Named Executives officers — Financial Measure — 40%, Risk Management measures — ranges from 20% to 40% depending on the position of the executive, and Individual Business Unit and Strategic Goals — ranges from 20% to 40% depending on the position of the executive

The annual incentive metrics are established for three different possible payout levels (target, threshold and maximum) and may constitute a combination thereof depending on the achievement of the performance metrics. If the performance measure established by the Board for each performance metric is fully met the target payout amount would be met. The target payout amount is calculated as a percentage of the Named Executives base salaries, which for 2008 will be 100% for the CEO, and range from 40% to 100% for the other Named Executives. Performance below the levels established by the Board will result in a threshold performance pay-out amount ranging from 0% to 50% of target. Performance above the levels established by the Board will result in a maximum performance pay-out amount of up to 200% of target. This short-term annual incentive provides the opportunity to the Named Executives to receive a cash award ranging from 0 to 200% of his/her base pay based on the above mentioned criteria.

Long-Term Equity Incentive

The long-term equity incentive provides a variable pay opportunity for long-term performance through a combination of restricted stock and stock option grants designed to reward overall corporate performance. The award aligns the interest of the executive directly to the interest of the stockholder and is an important retention tool for the Corporation. For 2008, the long-term incentive awards values will be allocated 50% in stock options and 50% in performance-accelerated restricted stock. The stock option grants will be awarded based on overall individual performance and the performance-accelerated restricted stock will be awarded if the performance target determined by the Committee for the year is achieved. No grant of performance-accelerated restricted shares will be awarded in the event that the performance target is not met. The stock options (i) will vest ratably over a four year period from the date of grant; (ii) will have a term of ten years; and (iii) will have an exercise price equal to the closing price of the Corporation’s common shares on the date of the grant. The performance-accelerated restricted shares will begin to vest ratably over a four-year period three years after the performance-accelerated restricted shares have been awarded, for a total vesting period of 7 years. However, the performance-accelerated restricted shares will vest at the end of year three if a target measure is achieved. In this regard, a target measure will be reached by achieving, during a three-year period, a 10% increase per year in adjusted earnings per share. The adjusted earnings per share will be calculated excluding certain extraordinary and unusual items. This long-term annual incentive provides the opportunity to the Named Executives to receive an award ranging from 0 to 200% in the case of the CEOs base pay and from 0 to 100% in the case of the other Named Executives base pay based on the above mentioned criteria.

The long-term equity incentive awards will be granted pursuant to First BanCorp’s 2008 Omnibus Incentive Plan which is subject to the approval by stockholders as set forth in Proposal 3 of this Proxy Statement.

Other Compensation

The use of personal benefits and perquisites as an element of compensation in the Corporation’s 2008 executive compensation structure is extremely limited. Under the revised compensation structure the Named Executives will continue to be provided with a corporate-owned automobile, club memberships, a life insurance policy of $1,000,000 ($500,000 in excess of other employees) and participation in the same corporate-wide plans and programs available to other employees. In addition, the CEO will continue to be provided with personal security solely for business purposes.

Compensation Committee Report

The Compensation and Benefits Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K and Proxy Statement on Schedule 14A for the 2008 Annual Meeting of stockholders. This report is provided by the following independent directors, who comprise the committee:
Sharee Ann Umpierre-Catinchi (Chairperson)
José Teixidor-Méndez
Jorge Díaz-Irizarry

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

SUMMARY COMPENSATION TABLE

The Summary Compensation Table set forth below discloses compensation for the Chief Executive Officer, Chief Financial Officer and the next three highest paid executive officers of the Corporation, FirstBank or its subsidiaries.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(c)	($)(d)	($)	($)(e)	($)	($)	($)(f)	($)

Luis Beauchamp	2006	1,000,000	852,200	—	1,595,676	—	—	77,340	3,525,216
Chairman, President and	2007	1,000,000	977,200	—	857,500	—	—	77,724	2,912,424
Chief Executive Officer
Aurelio Alemán	2006	750,000	602,200	—	683,861	—	—	36,824	2,072,885
Senior Executive Vice	2007	750,000	702,200	—	367,500	—	—	19,698	1,839,398
President and
Chief Operating Officer
Fernando Scherrer(a)	2006	700,000	602,200	—	288,000	—	—	22,180	1,612,380
Executive Vice President and	2007	700,000	452,200	—	183,750	—	—	28,558	1,364,508
Chief Financial Officer
Lawrence Odell(b)	2006	630,100	402,200	—	459,000	—	—	8,505	1,499,805
Executive Vice President,	2007	720,100	452,200	—	183,750	—	—	10,887	1,366,937
General Counsel and Secretary of the Board of Directors
Randolfo Rivera	2006	550,000	402,200	—	341,931	—	—	31,656	1,325,787
Executive Vice President and	2007	550,000	452,200	—	183,750	—	—	15,150	1,201,100
Corporate Banking Operations Executive

(a)	Fernando Scherrer was hired in July 2006; his employment agreement stipulates a base salary of no less than $700,000 a year and a guaranteed bonus of $400,000 upon the first anniversary of his employment. In addition, Mr. Scherrer received a signing bonus of $200,000 which is included in the bonus section of the Summary Compensation Table for 2006 and stock options exercisable for 100,000 shares of common stock included in the Option Awards section for 2006.

(b)	In February 2006, the Corporation entered into an employment agreement with Lawrence Odell and at the same time entered into a services agreement with his law firm Martinez Odell & Calabria relating to the services of Mr. Odell as Executive Vice President and General Counsel of the Corporation. Mr. Odell received a nominal base salary of $100.00 a year and the opportunity to receive annual performance bonus based upon his achievement of predetermined business objectives. In addition, he received a stock option exercisable for 100,000 shares of common stock included in the Option Awards section for 2006. The services agreement provides for monthly payments to the Law Firm of $60,000 which has been taken into consideration in determining Mr. Odell salary and has been included as such in the Summary Compensation Table for both 2006 and 2007.

(c)	Includes regular base pay before deductions for 2006 and 2007.

(d)	The column includes the Christmas bonus and performance bonus payments. The performance bonus payments for 2006 were granted during a meeting of the Compensation Committee held in January 2007, which were meant as compensation for performance of the Named Executives during fiscal year 2006. The performance bonus payments for 2007 were granted during a meeting of the Compensation Committee held in January 2008, which were meant as compensation for performance of the Named Executives during fiscal year 2007 under the Executive Compensation Program as discussed in the Compensation Discussion and Analysis section.

(e)	The assumptions made when calculating the amounts in this column for 2006 and 2007 awards are found in Note 20 of the Consolidated Financial Statements of the Corporation on Form 10-K for 2007. The Corporation uses the Black/Scholes option pricing model to value stock options.

(f)	Set forth below is a breakdown of all other Compensation (i.e., personal benefits):

		Company-	1165(e) Plan		Memberships &
		owned Vehicles	Contribution	Security	Dues	Other	Total
Name and Principal Position	Year	($)	($)(a)	($)	($)	($)(b)	($)

Luis Beauchamp	2006	16,863	5,783	41,612	8,780	4,302	77,340
	2007	9,345	5,783	47,494	12,162	2,940	77,724
Aurelio Alemán	2006	16,192	5,600	—	9,530	5,502	36,824
	2007	7,835	5,523	—	3,400	2,940	19,698
Fernando Scherrer	2006	7,058	—	—	10,850	4,272	22,180
	2007	23,438	—	—	2,180	2,940	28,558
Lawrence Odell	2006	2,313	—	—	—	6,192	8,505
	2007	7,947				2,940	10,887
Randolfo Rivera	2006	16,736	5,600	—	6,080	3,240	31,656
	2007	8,130	—	—	4,080	2,940	15,150

(a)	Includes the Corporation’s pro-rata contribution to the executive’s participation in the Defined Contribution Retirement Plan.

(b)	Other compensation includes for 2006 and 2007 the amount of the life insurance policy premium paid by the Corporation in excess of the $500,000 life insurance policy available to all employees and for 2006 expenses incurred by the Corporation for family members who accompanied the executive to employer-sponsored activities. None of these benefits individually exceed $10,000.

GRANTS OF PLAN-BASED AWARDS

The table set forth below discloses the information regarding the stock options granted to the Corporation’s Chief Executive Officer, Chief Financial Officer and the three most highly paid executives during 2007.

								All	All
								Other	Other	Exercise		Grant
								Stock	Option	or		Date
								Awards:	Awards:	Base		Fair
		Estimated			Estimated			Number	Number	Price	Market	Value
		Possible Payouts			Possible Payouts			of Shares	of	for	Price on	of Stock
		Under Non-Equity			Under Equity			of	Securities	Options	Grant	and
	Grant	Incentive Plan Awards			Incentive Plan Awards			stock or	Underlying	Awards	Date	Option
Name	Date	Threshold($)	Target($)	Maxium($)	Threshold(#)	Target(#)	Maxium(#)	units (#)	Options(#)	($/SH)	($/SH)(a)	Awards(b)

Luis Beauchamp	1/21/2007	—	—	—	—	—	—	—	350,000	9.20	9.20	857,500
Aurelio Alemán	1/21/2007	—	—	—	—	—	—	—	150,000	9.20	9.20	367,500
Fernando Scherrer	1/21/2007	—	—	—	—	—	—	—	75,000	9.20	9.20	183,750
Lawrence Odell	1/21/2007	—	—	—	—	—	—	—	75,000	9.20	9.20	183,750
Randolfo Rivera	1/21/2007	—	—	—	—	—	—	—	75,000	9.20	9.20	183,750

(a)	Each option provides for the purchase of one share of common stock at a price not less than the fair market value of the stock on the date the option is granted. All options were granted at the closing market price of the Corporation’s common stock on the day of the grant. Stock options are fully vested upon issuance. The maximum term to exercise the options is ten years.

(b)	The assumptions made when calculating the amounts in this column for 2007 awards are found in Note 20 of the Consolidated Financial Statements of the Corporation on Form 10-K for 2007. The date on which the Compensation Committee granted the option award is the grant date determined in accordance with FAS 123(R).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the unexercised options awarded to the named executives as of December 31, 2007.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
			Equity					Awards:	Awards:
			Incentive					Number of	Market or
			Plan					Unearned	Payout
			Awards:					Shares,	Value of
		Number	Number			Number		Unit or	Unearned
	Number	of	of			of		Other	Shares,
	of	Securities	Securities			Shares	Market Value	Rights	that
	Securities	Underlying	Underlying			or Units	of Shares or	that	have
	Underlying	Unexercised	Unexercised	Option	Option	of Stock	Units of Stock	have	not
	Options (#)	Options (#)	Unearned	Exercise	Expiration	that have	that have	not	Vested
Name	Exercisable	Unexercisable	Options (#)	Price($)	Date	not Vested	not Vested	Vested (#)	($)

Luis Beauchamp	54,000	—	—	8.67	11/17/2008	—	—	—	—
	90,000	—	—	7.44	12/13/2010	—	—	—	—
	96,000	—	—	9.34	2/26/2012	—	—	—	—
	64,000	—	—	12.81	2/25/2013	—	—	—	—
	76,800	—	—	21.45	2/20/2014	—	—	—	—
	76,800	—	—	23.92	2/22/2015	—	—	—	—
	350,000	—	—	12.68	1/24/2016	—	—	—	—
	350,000	—	—	9.20	1/21/2017	—	—	—	—
Aurelio Alemán	36,000	—	—	8.67	11/17/2008	—	—	—	—
	36,000	—	—	6.54	11/23/2009	—	—	—	—
	78,000	—	—	7.44	12/13/2010	—	—	—	—
	90,000	—	—	9.34	2/26/2012	—	—	—	—
	60,000	—	—	12.81	2/25/2013	—	—	—	—
	72,000	—	—	21.45	2/20/2014	—	—	—	—
	72,000	—	—	23.92	2/22/2015	—	—	—	—
	150,000	—	—	12.68	1/24/2016	—	—	—	—
	150,000	—	—	9.20	1/21/2017	—	—	—	—
Fernando Scherrer	100,000	—	—	9.20	7/24/2016	—	—	—	—
	75,000	—	—	9.20	1/21/2017	—	—	—	—
Lawrence Odell	100,000	—	—	12.64	2/15/2016	—	—	—	—
	75,000	—	—	9.20	1/21/2017	—	—	—	—
Randolfo Rivera	120,000	—	—	9.03	5/26/2008	—	—	—	—
	2,110	—	—	7.44	12/13/2010	—	—	—	—
	60,000	—	—	9.34	2/26/2012	—	—	—	—
	50,000	—	—	12.81	2/25/2013	—	—	—	—
	60,000	—	—	21.45	2/20/2014	—	—	—	—
	60,000	—	—	23.92	2/22/2015	—	—	—	—
	75,000	—	—	12.68	1/24/2016	—	—	—	—
	75,000	—	—	9.20	1/21/2017	—	—	—	—

OPTIONS EXERCISED AND STOCK VESTED TABLE

During 2007, no stock options were exercised by the Named Executives.

PENSION BENEFITS

The Corporation does not have a defined benefit or pension plan in place for executive officers.

DEFINED CONTRIBUTION RETIREMENT PLAN

The Corporation provides a Defined Contribution Retirement Plan pursuant to Section 1165(e) of Puerto Rico Internal Revenue Code (“PRIRC”) for Puerto Rico employees and a Defined Contribution Retirement Plan pursuant to Section 401(K) of the U.S. Internal Revenue Code for U.S.V.I. and U.S. employees, which provides participating employees with retirement, death, disability and termination of employment benefits in accordance with their participation. The Defined Contribution Retirement Plans complies with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Retirement Equity Act of 1984, as amended (“REA”). The Corporation’s employees are eligible to participate in the Defined Contribution Retirement Plan after completing 90 days of service, and there is no age requirement. An individual account is maintained for each participant and benefits are paid based solely on the amount of each participant’s account.

Participating employees may defer from 1% to 10% of their annual salary, up to a maximum of $8,000, for Puerto Rico participants and $15,500 for U.S.V.I. and U.S participants, into the Defined Contribution Retirement Plan on a pre-tax basis as employee salary savings contributions. Each year the Corporation will make a contribution equal to 25% of each participating employee’s salary savings contribution; however, no match is provided for salary savings contributions in excess of 4% of compensation. Corporate contribution applies only to employees with a minimum of one year of service. At the end of the fiscal year, the Corporation may, but is not obligated to make, additional contributions in an amount determined by the Board; however, the maximum of any additional contribution in any year may not exceed 15% of the total compensation of all eligible employees participating in the Defined Contribution Retirement Plan and no basic monthly or additional annual matches need be made on years during which the Corporation incurs a loss.

In fiscal year 2007, the total contribution to the Defined Contribution Retirement Plans by the Corporation amounted to $1,107,0884 which funds were distributed on a pro rata basis among all participating employees. The table below sets forth the total of the Corporation’s contribution during fiscal year 2007 to the Named Executives of the Corporation who participate in the Defined Contribution Retirement Plan.

Corporate
Contribution
Name	($)

Luis M. Beauchamp	5,783
Aurelio Alemán	5,523
Fernando Scherrer	—
Lawrence Odell	—
Randolfo Rivera	—

NON-QUALIFIED DEFERRED COMPENSATION

The Deferred Compensation Plan is an unfunded deferred compensation arrangement available to a select group of management or highly compensated personnel whereby the personnel entitled to participate may elect to do so by executing an Individual Deferred Compensation Agreement (the “Agreement”). Pursuant to the Agreement, the participant may defer a portion of his/her compensation to be earned from the date in which the Agreement is executed. These deferred amounts, if any, are included in the amounts disclosed in the Summary Compensation Table. The Corporation does not match any of the deferred amounts. The deferred amounts are deposited in a Trust that is administered by FirstBank. Investments by the Trust may be made in stocks, bonds or other securities. The income, gains and losses both realized and unrealized from investments made by the Trust, net of any expenses properly chargeable, shall be determined annually at the close of each year and allocated among the accounts of the participants in proportion to the values of their respective contingent future benefits. The Corporation does not guarantee a return on the investment of these funds. Payment of the amount allocated to a participant shall be deferred until such participant’s retirement, resignation, disability or death, or in the event of unforeseeable emergency or necessity.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contribution	Contribution	Earnings	Withdrawals/	Balance at
Name	in last FY($)	in last FY($)	in last FY($)	Distributions($)	Last FYE($)

Luis Beauchamp	—	—	17,502	—	944,056
Aurelio Alemán	50,000	—	34,510	—	769,268

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

The following table discloses information regarding the employment agreements of the Named Executives.

Name	Effective Date		Current Base Salary	Term of Years

Luis M. Beauchamp	5/14/1998		$1,000,000	4
Aurelio Alemán	2/24/1998		$750,000	4
Randolfo Rivera	5/26/1998		$550,000	4
Lawrence Odell	2/15/2006		$720,100	4
Fernando Scherrer	7/24/2006	(a)	$700,000	3

(a)	Mr. Scherrer’s employment agreement was amended on March 27, 2008 to increase the term of such agreement from one to three years and to amend any provisions under the employment agreement that considers the term of employment to calculate severance payments for reasons of termination or “change in control” of the Corporation.

The agreements provide that on each anniversary of the date of commencement of each agreement the term of such agreement shall be automatically extended for an additional one (1) year period beyond the then-effective expiration date, unless either party receives written notice that the agreement shall not be further extended.

Under the employment agreements, the Board may terminate the contracting officer at any time; however, unless such termination is for cause, the contracting officer will be entitled to a severance payment of four (4) years his/her base salary (base salary defined as $450,000 in the case of Lawrence Odell), less all required deductions and withholdings, which payment shall be made semi-monthly over a period of one year, except under Fernando Scherrer’s employment agreement, were the severance payment shall be of three (3) years his base salary. With respect to a termination for cause, “Cause” is defined to include personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, intentional failure to perform stated duties, material violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order or any material breach of any provision of the employment agreement.

In the event of a “change in control” of the Corporation during the term of the employment agreements, the executive shall be entitled to receive a lump sum severance payment equal to his or her then current base annual salary (base salary defined as $450,000 in the case of Lawrence Odell) plus (i) the highest cash performance bonus received by the executive in any of the four (4) fiscal years prior to the date of the change in control (three (3) years in the case of Fernando Scherrer) and (ii) the value of any other benefits provided to the executive during the year in which the change in control occurs, multiplied by four (4) (three (3) in the case of Fernando Scherrer). Termination of employment is not a requirement for a change in control severance payment. Pursuant to the employment agreements, a “change in control” shall be deemed to have taken place if a third person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Corporation having 25% or more of the total number of votes which may be cast for the election of directors of the Corporation, or which, by cumulative voting, if permitted by the Corporation’s charter or By-laws, would enable such third person to elect 25% or more of the directors of the Corporation; or if, as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation before such transactions shall cease to constitute a majority of the Board of the Corporation or any successor institution.

The following table describes and quantifies the benefits and compensation to which the Named Executives would have been entitled to under existing plans and arrangements if their employment had terminated on December 31, 2007, based on their compensation and services on that date. The amounts shown on the table do not include payments and benefits available generally to salaried employees upon termination of employment, such as accrued vacation pay, distribution from the 401(K) plan, or any death, disability or post-retirement welfare benefits available under broad-based employee plans.

	Death, Disability, Termination Without		Non-
	Cause, Termination With Cause and		Qualified	Disability	Insurance
Name	Change in control	Severance($)	Plans($)(c)	Benefits($)	Benefit($)	Total($)

Luis Beauchamp	Death(a)	—	944,056	—	500,000	1,444,056
	Permanent Disability(b)	—	944,056	2,400,000	—	3,344,056
	Termination without cause	4,000,000	944,056	—	—	4,944,056
	Termination with cause	—	944,056	—	—	944,056
	Change in Control	8,238,360	944,056	—	—	9,182,416
Aurelio Alemán	Death(a)	—	769,268	—	500,000	1,269,268
	Permanent Disability(b)	—	769,268	1,800,000	—	2,569,268
	Termination without cause	3,000,000	769,268	—	—	3,769,268
	Termination with cause	—	769,268	—	—	769,268
	Change in Control	5,908,140	769,268	—	—	6,677,408
Fernando Scherrer	Death(a)	—	—	—	500,000	500,000
	Permanent Disability(b)	—	—	1,260,000	—	1,260,000
	Termination without cause	2,100,000	—	—	—	2,100,000
	Termination with cause	—	—	—	—	—
	Change in Control	3,556,395	—	—	—	3,556,395
Lawrence Odell	Death(a)	—	—	—	500,000	500,000
	Permanent Disability(b)	—	—	1,728,240	—	1,728,240
	Termination without cause	1,800,000	—	—	—	1,800,000
	Termination with cause	—	—	—	—	—
	Change in Control	3,656,832	—	—	—	3,656,832
Randolfo Rivera	Death(a)	—	—	—	500,000	500,000
	Permanent Disability(b)	—	—	1,320,000	—	1,320,000
	Termination without cause	2,200,000	—	—	—	2,200,000
	Termination with cause	—	—	—	—	—
	Change in Control	4,088,792	—	—	—	4,088,792

(a)	Amount includes life insurance benefits in excess of those amounts available generally to other employees.

(b)	If the executive shall become disabled or incapacitated for a number of consecutive days exceeding those the executive is entitled as sick-leave and it is determined that the executive will continue to temporarily be unable to perform his/her duties, the executive shall receive 60% of his/her compensation exclusive of any other benefits he/she is entitled to receive under the corporate-wide plans and programs available to other employees. If it is determined that the executive is permanently disabled, the executive shall receive 60% of his/her compensation for the remaining term of the employment agreement. The executive shall be considered “permanently disabled” if absent due to physical or mental illness on a full time basis for three consecutive months.

(c)	The Nonqualified Plan includes the accumulated balance of the deferred compensation plan as of December 31, 2007 as applicable for the Named Executive.

AUDIT FEES

Total fees paid or accrued by the Corporation for professional services rendered by the external auditors for the years ended December 31, 2006 and 2007, were $1,694,992 and $1,557,690 respectively, distributed as follows:

•	Audit Fees: $1,604,492 relating to the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2006; and $1,450,250 for the audit of the financial statements and internal control over financial reporting for the year ended December 31, 2007.

•	Audit-Related Fees: $87,500 in 2006 and $101,400 in 2007 for other audit-related fees, which consisted mainly of the audits of employee benefit plans.

•	Tax Fees: none in 2006 and none in 2007.

•	Other Fees: $3,000 in 2006 and $6,000 in 2007 related to fees paid for access to an accounting and auditing electronic library.

The Audit Committee has established controls and procedures that require the pre-approval of all audits, audit-related and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the rendering of such services does not impair the auditor’s independence. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit, audit-related or permissible non-audit services, and the member to whom such delegation was made must report any pre-approval decisions at the next scheduled meeting of the Audit Committee. Under the pre-approval policy, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation, audit-related or permissible non-audit services are required by the Corporation, an amendment to the existing engagement letter or an additional proposed engagement letter is obtained from the independent registered public accounting firm and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve such services.

PROPOSAL #2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP has been selected as the Independent Registered Public Accounting Firm of the Corporation for the fiscal year ending December 31, 2008. The firm will be represented at the Annual Meeting and representatives will have the opportunity to make a statement, if they so desire, and also will be available to respond to appropriate questions. The affirmative vote of a majority of the total votes eligible to be cast at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008. THE VOTE OF THE HOLDERS OF A MAJORITY OF THE TOTAL VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE APPROVAL OF THIS PROPOSAL.

PROPOSAL #3

PROPOSAL TO AMEND FIRST BANCORP’S ARTICLES OF INCORPORATION TO
ELIMINATE THE PROVISION CLASSIFYING THE TERMS OF ITS BOARD OF DIRECTORS

The Corporation’s articles of incorporation currently provide that its Board will be divided into three classes as nearly equal in number as possible, with directors in each class serving three-year terms. At each annual meeting of stockholders, only one class of directors are chosen by the stockholders for a term of three years to succeed those directors whose term expires at that meeting. The articles of incorporation also provide, as permitted by the General

Corporation Law of Puerto Rico, that the affirmative vote of holders of not less than 75% of the total number of outstanding shares of common stock entitled to vote is required to amend the classified board structure.

The Board, with the assistance of the Corporate Governance & Nominating Committee, has conducted an evaluation of whether the Corporation’s classified board structure continues to be in the best interests of its stockholders. In conducting its evaluation, the Board considered that the general purposes of the classified Board are to promote stability and continuity in leadership on the Board and provide the Board with a greater opportunity to protect the interests of stockholders from abusive takeover tactics in the event of an unsolicited takeover offer. The Board also considered that some corporate governance experts and institutional stockholders believe that a classified board reduces accountability to stockholders because it prevents stockholders from evaluating all directors on an annual basis. In addition, the Board recognized that the annual election of directors continues to evolve as a “best practice” in corporate governance. After a careful review, the Board has determined that it would be in the best interests of the Corporation and its stockholders to take steps to eliminate the classified Board.

Attached as Appendix I to this proxy statement is Section Fifth of the Corporation’s articles of incorporation including the proposed wording. Appendix I is incorporated herein by reference and stockholders are encouraged to read Appendix I in its entirety.

If this proposal is adopted, the Corporation would amend its articles of incorporation as provided in Appendix I to eliminate the provisions requiring a classified Board. If adopted at the meeting, the Corporation’s directors would stand for election annually, beginning at the Corporation’s 2009 annual meeting of stockholders. Under the General Corporation Law, all directors, including those directors elected at this 2008 annual meeting of stockholders, would continue to serve the remainder of their terms. In order to facilitate the immediate transition from classified terms to annual terms, the directors in classes which terms expire in 2010 and 2011 are expected to tender their resignations and be reappointed by the Board to serve until the 2009 annual meeting of stockholders, so that all nominee directors will be elected for a one-year term at that 2009 meeting. If this Proposal is approved by stockholders, the Board will adopt conforming amendments to the Corporation’s bylaws regarding declassifying the Board.

If approved, the amendment will become effective upon the filing of the amended articles of incorporation with the Department of State of Puerto Rico, which shall be made promptly after approval of the proposal at the meeting.

Approval of Proposal 3 to amend the Corporation’s articles of incorporation to declassify the Board requires the affirmative vote of at least 75% of the outstanding shares of the Corporation’s common stock entitled to vote at the meeting. If this proposal does not receive the required number of votes in favor, the Corporation’s articles of incorporation will not be amended and our directors will continue to serve three-year terms as our articles of incorporation currently provide.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL. APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF 75% OF THE SHARES ENTITLED TO VOTE AT THE MEETING.

PROPOSAL #4
PROPOSAL TO ADOPT FIRST BANCORP’S 2008 OMNIBUS INCENTIVE PLAN

General Information

The Board believes that the long-term interests of the Corporation would be advanced by aligning the interests of its directors and employees with the interests of its stockholders. Therefore, to attract, retain and motivate directors and key employees of exceptional ability, and to recognize the significant contributions these individuals have made to the long-term performance and growth of the Corporation and its subsidiaries, on March 13, 2008, the Board adopted and approved, subject to stockholder approval, the First BanCorp’s 2008 Omnibus Incentive Plan (the “Plan”). If approved by stockholders, the Plan will become the Corporation’s only plan for providing stock-based incentive compensation to the Corporation’s eligible employees and independent directors.

In 2007, the Compensation Committee retained Mercer, an outside compensation consultant to assess the effectiveness of the Corporation’s executive compensation programs and to recommend changes in its equity compensation program in light of the developments in equity compensation. The consultant recommended that the Corporation adopt an “omnibus” incentive plan, which would give the Compensation Committee the flexibility to design and grant a variety of types of equity awards, and in this way would position the Corporation so that it could deliver any new forms of awards that the Compensation Committee might believe advantageous in the future considering best compensation practices and corporate governance trends as they develop from time to time.

The following is a summary of the material features of the Plan. This summary is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Appendix II to this Proxy Statement.

Purpose

The purpose of the Plan is to develop and provide long-term incentive compensation benefits to Corporation employees and directors, who are expected to contribute significantly to the success of the Corporation and/or its subsidiaries, a proprietary interest in the continued growth and success of the Corporation through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards. The Plan is also intended to encourage recipients to remain in the employ of the Corporation and to assist the Board and management in the attraction and recruitment of qualified officers to serve the Corporation and/or its subsidiaries. The Plan is intended to comply with Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, (the “P. R. Code”) and regulations promulgated thereunder, with respect to the Puerto Rico directors and employees participating thereunder, and Section 422 of the U.S. Internal Revenue Code of 1986, as amended, (the “U.S. Code”), with respect to the U.S. employees participating in the Plan.

On January 21, 2007 the Corporation’s 1997 Employee Stock Option Plan (the “1997 Option Plan”) expired, all outstanding award grants under the 1997 Option Plan shall continue in full force and effect, subject to their original terms.

New Plan Benefits

No incentive awards have been granted under the Plan through the date of this Proxy Statement. Considering that 2008 is a transition period with respect to long-term equity incentives and that the 1997 Option Plan expired during January 2007, the Compensation Committee has recommended that long-term benefits under the Plan will be awarded during 2008 upon stockholder approval of the Plan for the performance attained in 2007. The performance measures to be used by the Compensation Committee with respect to 2007 shall be based on the level of completion of the objectives set forth in the Executive Compensation Policy section of this Proxy Statement. The benefits or amounts that will be made after the approval of the Plan have not been determined at this time.

Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Affiliate” means any organization controlling, controlled by or under common control with the Corporation, or any corporation or other form of entity of which the Corporation owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. The term “Control” means the power (direct or indirect) to direct the policies and management of a company. In addition to the ownership of voting securities, control may be through voting trusts, stock in escrow and management.

(b) “Award” means the award of an Option, a SAR, Restricted Stock, Restricted Stock Unit, Performance Share, or Other Stock-Based Award under the Plan.

(c) “Award Agreement” shall mean an agreement which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

(d) “Board” means the Board of Directors of the Corporation.

(e) “Cause” means with respect to a Participant, any act or omission on the part of the Participant which involves personal dishonesty, willful misconduct, breach of fiduciary duty, a material violation of any law, rule or regulation of any regulatory agency, commission of a crime, a violation of any policy or rule of the Corporation or any Affiliates, or a material breach of any provision of any written covenant or agreement with the Corporation or any Affiliate, such as the willful and continued failure of the Participant to perform the duties set forth therein. No act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him/her not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Bank. For purposes of this paragraph, any act or omission to act on the part of the Participant in reliance upon an opinion of counsel to the Bank or to the Participant shall not be deemed to be willful or without reasonable belief that the act or omission to act was in the best interest of the Bank.

(f) “Change in Control” shall be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Bank having 25% or more of the total number of votes which may be cast for the election of directors of the Bank or which, by cumulative voting, if permitted by the Bank’s charter or bylaws, would enable such third person to elect 25% or more of the directors of the Bank; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or any other business combination, sales of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of the Bank or any successor institution.

(g) “Common Stock” means the common stock of the Corporation, par value $1.00 per share.

(h) “Corporation” means First BanCorp., a Puerto Rico Corporation, and any successor thereto.

(i) “Covered Employees” are any Executive Officers or other Eligible Persons who are or the Committee determines may be “covered employees” within the meaning of U.S. Code section 162(m).

(j) “Disability”, means permanently disabled or incapacitated, due to physical or mental illness, if absent from his/her duties with the Bank on a full-time basis for three consecutive months.

(k) “Eligible Persons” means officers, directors and other employees of the Corporation or its Affiliates. The Committee will determine the eligibility of officers, directors and other employees based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Corporation or its Affiliates of such individual’s accomplishments and potential contribution to the success of the Corporation or its Affiliates. However, for purposes of Section 1046 of the P.R. Code, the stock option plan may cover only directors and employees in Puerto Rico of the Corporation or its Affiliates. Whereas, for purposes of Section 422 of the U.S. Code, the stock option plan may cover only employees of the corporation or its affiliates.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, with respect to stock or other property, the fair market value of such stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of stock as of a particular date shall mean, (i) the closing sales price per share of stock on the national securities exchange on which the stock is principally traded, for the date of grant, or (ii) if the shares of stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of stock in such over-the-counter market for the last preceding date on which there was a sale of such stock in such market, or if the shares of stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(n) “ISO” means an Option that is an “incentive stock option” within the meaning of U.S. Code section 422.

(o) “Non Employee Director” means a member of the Board of Directors of the Corporation or an Affiliate who is not an employee of the Corporation or any Affiliate.

(p) “Non-qualified Stock Option” means an Option that is not an ISO or a QSO.

(q) “Option” (including ISOs, QSOs and Non-qualified Stock Options) means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO, (ii) a QSO or (iii) a Non-qualified Stock Option.

(r) “Other Stock-Based Award” means an Award granted pursuant to Section 10 of the Plan.

(s) “Participant” means those Eligible Persons designed by the affirmative action of the Committee to participate in the Plan.

(t) “Performance Cycle” means the period selected by the Committee during which the performance of the Corporation or any Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(u) “Performance Goals” means the objectives for the Corporation, any Affiliate or business unit thereof, or an Eligible Person that may be established by the Committee for a Performance Cycle with respect to any performance based Awards contingently granted under the Plan, provided that, for awards intended to qualify for the performance-based compensation exception under Section 162(m) of the U.S. Code:

(i) The performance criteria that shall be used to establish Performance Goals may include any or a combination of the following as determined by the Committee: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, and (xvi) price per share of Common Stock, (xvii) regulatory ratings, (xviii) market share, (xix) growth in loans and/or other assets, (xx) growth in deposits and (xxi) various measures of credit quality, (xxii) customer satisfaction, satisfaction based on specified objective goals or a Corporation-sponsored customer survey, (xxiii) employee satisfaction, satisfaction based on specified objective goals or a Corporation-sponsored employee survey, (xxiv) Economic value added measurements, or (xxv) market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas (xxvi) total shareholder return; (xxvii) increase in stock price; any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(ii) The Committee may, in its discretion, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Corporation during the Performance Period; (vii) items related to the disposal of a business or segment of a business; or (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) non-cash valuation changes related to financial instruments accounted at fair value; or (x) any other extraordinary item as the Committee may consider appropriate.

(v) “Performance Shares” means an Award made pursuant to Section 9 of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals.

(w) “QSO” means an Option that is a “qualified stock option” within the meaning of P.R. Code section 1046.

(x) “Restricted Period” means the period of time during which Restricted Stock Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer.

(y) “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Section 8 of the Plan.

(z) “Restricted Stock Unit” means a Participant’s right to receive, pursuant to this Plan, one share of Common Stock (or in the discretion of the Committee, its cash equivalent) at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

(aa) “Retirement” means the voluntarily termination of employment by a Participant after he or she has attained the age of 65 or such other age as may be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

(bb) “SAR” means a stock appreciation right granted under Section 7 in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, or a combination thereof, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(cc) “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

Eligibility

An “Eligible Persons” means officers, directors and other employees of the Corporation or its affiliates and/or subsidiaries. The Compensation Committee will determine the eligibility of officers, directors and other employees based on, among other factors, the position and responsibilities of such individuals and the value to the Corporation of such individual’s accomplishments and potential contribution to the success of the Corporation. The Corporation has nine independent directors and approximately 3,000 employees which may be eligible to receive incentive awards under the plan. During 2007, eight (8) executive officers, and forty-two (42) other officers and/or employees of the Corporation or its subsidiaries received awards under the Corporation’s 1997 Option Plan. Additional individuals may become directors, officers, or employees in the future. The Compensation Committee in its discretion may select a larger or smaller number of persons to receive awards in the current or future years.

Administration

The Plan shall be administered by the Compensation Committee. The Compensation Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

Subject to the terms of the Plan and applicable law, the Board, upon receiving the relevant recommendations of the Compensation Committee, shall have power and authority to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) adopt form of Award Agreements; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) correct any defect, supply any omission or reconcile any inconsistency in or among the Plan, an Award or an Award Agreement; (viii) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

All decisions of the Board shall be final, conclusive and binding upon all parties, including the Corporation, the stockholders and the Participants.

Common Stock Subject to Plan; Other Limitations

Subject to certain adjustments mentioned below, (i) the maximum number of shares of Common Stock available for delivery under the Plan is 3,800,000 Shares, (ii) the maximum number of shares of Common Stock that may be subject to grant of incentive stock options is 3,800,000 and (iii) the maximum number of shares of Common Stock that are available for Awards as restricted stock and restricted stock units, performance shares, and other stock based awards is 1,900,000.

No participant may receive Options, SARs or any Award granted in accordance with qualified performance-based awards in any fiscal year that relate to more than 650,000 shares of Common Stock.

If, after the effective date of the Plan, any shares of Common Stock covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of shares of Common Stock, then the shares of Common Stock covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for purposes of the Plan: (1) shares of Common Stock previously owned or acquired by the participant that are delivered to the Corporation, or withheld from an Award, to pay the exercise price, (2) shares of Common Stock that are delivered or withheld for purposes of satisfying a tax withholding obligation, or (3) shares of Common Stock reserved for issuance upon the grant of a SAR that exceed the number of shares actually issued upon exercise.

Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock acquired by the Corporation.

In the event that the Compensation Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Corporation, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified above, (ii) the number and type of shares of common Stock (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of shares of Common Stock subject to any Award denominated in shares shall always be a whole number. Notwithstanding the foregoing, to the extent applicable, adjustments to Awards will be made only to the extent permitted under Section 409A of the U.S. Code.

Shares of Common Stock underlying Substitute Awards, and Awards settled in cash, shall not reduce the number of shares of Common Stock remaining available for issuance under the Plan.

Stock Options

The Board, upon receiving the relevant recommendations of the Compensation Committee, may grant Options to Eligible Persons in the following forms: (1) ISOs; (2) QSOs and (3) Non-qualified stock options. ISOs and QSOs may only be granted to those who meet the requirements of U.S. or P.R. Code, respectively. Each Option will be evidenced by an Award Agreement.

Except in the case of Substitute Awards, Non-qualified Stock Options and QSOs and ISOs granted pursuant to the Plan shall have an exercise price of no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as provided above, the Board shall not have the ability or authority to reduce the exercise price of outstanding Options nor to grant any new Options or other Awards in substitution for or upon the cancellation of Options previously granted which shall have the effect of reducing the exercise price of any outstanding Option without the approval of a majority of the Corporation’s shareholders.

Each Option granted pursuant to the Plan shall become exercisable as determined by the Board at the time of grant. The Board shall determine the time or times at which an Option may be exercised in whole or in part.

The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant thereof.

Pursuant to the provisions of Section 1046 of the P.R. Code and/or Section 422 of the U.S. Code, the aggregate Fair Market Value of the shares (determined as of the time the Option is granted) with respect to which QSO’s and/or ISO’s are exercisable for the first time by any Optionee during any calendar year (under the Plan and any other plans of the Corporation and its Affiliates) shall not exceed one hundred thousand dollars ($100,000).

Payment of the exercise price shall be made in cash or check. However, the Compensation Committee may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the participant for at least six months, duly endorsed for transfer to the Corporation with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price; or (iv) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Compensation Committee determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Corporation that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of common stock or in a combination thereof.

Stock Appreciation Rights

The Board, upon receiving relevant recommendations from the Compensation Committee, may grant SARs to Eligible Persons with terms and conditions that are not inconsistent with the provisions of the Plan. Each SAR shall be evidenced by an Award Agreement which includes the terms and conditions recommended by the Compensation Committee.

SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under the Stock Option section.

Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than the Fair Market Value of the Share on the date of grant. Except as provided above, the Board shall not have the ability or authority to reduce the exercise price of outstanding SARs nor to grant any new SARs or other Awards in substitution for or upon the cancellation of SARs previously granted which shall have the effect of reducing the exercise price of any outstanding SAR without the approval of a majority of the Corporation’s shareholders.

Restricted Stock and Restricted Stock Units

The Board, upon receiving the relevant recommendations of the Compensation Committee, may grant Awards to Eligible Persons of Restricted Stock or Restricted Units. Each Award of Restricted Stock and Restricted Stock

Units shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the participant’s Award will be forfeited or become vested, including Performance Goals, if any, that must be achieved as a condition to vesting.

Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the participant during the Restricted Period, except as hereinafter provided.

Unless otherwise stated in the Plan, holders of Restricted Stock or Restricted Stock Units shall have the rights to dividends or dividend equivalents, as applicable, during the Restriction Period. Such dividends or dividend equivalents will accrue during the Restriction Period, but not be paid until restrictions lapse.

In the case of Restricted Stock, the participant will have the right to vote shares.

For Restricted Stock and Restricted Stock Unit Awards intended to vest solely on the basis of the passage of time, the Awards will not vest more quickly than ratably over a three-year period beginning on the first anniversary of the award. Awards may vest more quickly in the event of (a) death, Disability or Retirement, (b) job loss due to workforce reduction, job elimination or divestiture or (c) a Change in Control. Also, Awards necessary in the recruitment of new key employees or for the retention of key employees acquired in a business combination will not be subject to a minimum time-based vesting requirement.

The restricted period shall commence upon the date of the grant by the Board and shall lapse with respect to the shares of Restricted Stock and Restricted Stock Units on such date the vesting period of the Award elapses.

Performance Shares

The Board, upon receiving the relevant recommendations of the Compensation Committee, may grant Performance Shares to Eligible Persons. Performance Shares shall represent the right of a participant to receive shares of Common Stock (or their cash equivalent) at a future date upon the achievement of Performance Goals established by the Compensation Committee, during a specified Performance Cycle. Performance Shares may include the right to receive dividend equivalents thereon, on a current, reinvested and/or restricted basis. Each Award of Performance Shares shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award.

Other Stock-Based Awards

The Board, upon receiving the relevant recommendations of the Compensation Committee, may grant Other Stock-Based Awards to Eligible Persons. An Other Stock-Based Award means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. Each Other Stock-Based Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award.

Qualified Performance-Based Awards

The Board, upon receiving the relevant recommendations of the Compensation Committee, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the U.S. Code).

To the extent necessary to comply with the performance-based compensation requirements of Section 162, no later than ninety (90) days following the commencement of any Performance Cycle (or such earlier time as may be required under Section 162(m)), the Compensation Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Goals applicable to the Performance Cycle (including any applicable adjustments), (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Performance Cycle, and (iv) specify the relationship between the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Cycle. Following the completion of each Performance Cycle, the

Compensation Committee shall certify in writing whether the applicable performance targets have been met. In determining the amount earned by a Covered Employee, the Compensation Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the Performance Cycle.

Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the U.S. Code (including any amendment to Section 162(m) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Termination of Employment; Change of Control

In the event of the death of a participant while in the employ or service of the Bank, Awards held by such participant which have not been exercised or which have not vested, shall vest and may be exercised, as the case may be (irrespective of whether the vesting period has been completed), by the estate of the participant or by any person who acquired the right to exercise such Award by bequest or inheritance from such participant, within one year after the date of such death but not later that the date on which the Award would otherwise expire.

If the employment or service of a participant is terminated by reason of Disability, Awards held by such participant which have not been exercised or which have not vested, shall vest and may be exercised, as the case may be (irrespective of whether the vesting period has been completed), within one year after such termination but not later than the date on which such Award would otherwise expire.

In the event a Participant’s employment or service is terminated by the Corporation or any Affiliate for Cause, Awards held by such Participant which have not been exercised or which have not vested shall be forfeited and canceled upon such termination and shall not thereafter be exercisable.

Unless otherwise determined by the Compensation Committee, in the event a Participant’s employment or service ends as a result of such participants resignation from the Corporation or an Affiliate, any Award held by such Participant which has not been exercised or which have not vested, shall be forfeited and canceled upon such termination and shall not thereafter be exercisable.

If the employment or service of the participant is terminated for any reason other than described above, Awards held by such participant which have not been exercised or which have not vested shall vest and may be exercised, as the case may be, at any time prior to the expiration of the term of the Award or the ninetieth (90th) day following the Participants termination of employment, whichever period is shorter, and any Awards that are not exercisable at the time of the termination of employment shall be canceled upon such termination and shall not thereafter be exercisable; provided, however, that a participant whose employment is terminated by reason of Retirement, or who is voluntarily or involuntarily terminated within one year after a Change in Control, Awards held by such participant shall vest and may be exercised, as the case may be (irrespective of whether the vesting period has been completed), within four months after the date of such termination but not later than the date on which the Awards would otherwise expire. Based on particular circumstances evaluated by the Compensation Committee as they may relate to the termination of a Participant, the Board may, with the recommendation of the Compensation Committee, grant the full vesting of any Award held by the participant upon termination of employment.

Amendment, Modification, and Termination of Plan

The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option or SAR may be granted or (iii) change the maximum number of shares of Common Stock that are available for Awards as described in Common Stock Subject To Plan section above (iv) require shareholder approval under the rules of any exchange where the Common Stock may be traded, shall be subject to the approval of the Corporation’s shareholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant Award (for this purpose, actions that alter the timing of federal income taxation of a participant will not be deemed material unless such action results in an income tax penalty on the Participant).

The effective date and date of adoption of the Plan shall be March 13, 2008, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of stockholders held on or prior to April 29, 2008 at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. No Award may be granted subsequent to March 13, 2018. Absent additional stockholder approval, no Award intended to qualify as performance-based under Section 162(m) of the U.S. Code may be granted under the Plan subsequent to the Corporation’s annual meeting of stockholders in April 29, 2013.

Miscellaneous

The Corporation may, to the extent deemed necessary or advisable by the Compensation Committee postpone the issuance or delivery of shares of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the shares of Common Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Compensation Committee may consider appropriate, and may require any participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

No Award or other right or interest of a participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than the Corporation or an Affiliate), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative.

The Corporation and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Compensation Committee may deem advisable to enable the Corporation and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Compensation Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Corporation. Other provisions of the Plan notwithstanding, only the minimum amount of shares of Common Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of shares of Common Stock will not result in additional accounting expense to the Corporation.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or obligation to deliver shares of Common Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Compensation Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Compensation Committee otherwise determines with the consent of each affected participant.

The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Puerto Rico, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

Tax Consequence For Grant Of Stock Options Under The Plan

The following is a brief description of the Puerto Rico and U.S. federal income tax consequences generally arising with respect to the grant of Stock Options under the Plan.

Puerto Rico Tax Consequence

Qualified Stock Options

An optionee of a QSO will not recognize income at the time of the grant or exercise of an option. On a subsequent sale or exchange of the shares acquired pursuant to the exercise of the QSO, the optionee generally will have taxable long-term or short-term capital gain or loss, depending on whether the shares were held for more than six months. The long-term or short-term capital gain or loss will be determined by the difference between the amount realized on the disposition of such shares and the tax basis in such shares, which, in general, is the amount paid for exercise of the options. The Corporation will not be entitled to a deduction in connection with the grant, exercise or disposition by the optionee of the QSO.

Pursuant to the provisions of Section 1046 of the P.R. Code, in order to maintain the qualification for tax purposes of the QSO, the aggregate fair market value of the option shares with respect to which the stock option may be exercised for the first time by an individual during any calendar year, may not exceed one hundred thousand dollars (the “$100,000 limitation”). The fair market value for purposes of the $100,000 limitation is determined at the time the option is granted. If the fair market value of the underlying shares at the date of grant of the options exceeds the $100,000 limitation, the QSO exercise will be partially treated as an exercise of non-qualified stock options, and the optionee will realize ordinary income on the excess of the fair market value of the disqualified shares of stock on the date of exercise over the stock option exercise price. Options falling within the $100,000 limitation continue to receive the favorable treatment of QSOs. The Corporation will be entitled to a tax deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of shares acquired through a non-qualified stock option, the difference between the amount received by the optionee upon the sale or exchange and the fair market value of the shares of stock on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than six months.

Nonqualified Stock Options

With respect to a non-qualified stock options, an optionee does not recognize income at the time of grant of the non-qualified stock options, if the option has no readily ascertainable value. The exercise by an optionee of a non-qualified stock option will result in ordinary income, subject to tax withholding. The amount of ordinary income will be determined by the difference between the fair market value of the shares of stock on the date of exercise and the stock option exercise price. The Corporation will be entitled to a tax deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of shares acquired through a non-qualified stock option, the difference between the amount received by the optionee upon the sale or exchange and the fair market value of the shares of stock on the option exercise date will be treated as long or short-term capital gain or loss, depending on whether the shares were held for more than six months.

Federal Tax Consequences

Incentive Stock Options

Recipients of stock options who are residents of Puerto Rico during the entire taxable year and perform services for the Corporation or its subsidiaries in Puerto Rico, will not have any gross income for federal income tax purposes with respect to the grant or the exercise of an Incentive Stock Option (“ISO”).

Generally, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside Puerto Rico, will not recognize taxable income upon grant or exercise of an ISO and the Corporation and its subsidiaries will not be entitled to any tax deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value on the date of exercise of the shares received over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee must hold the shares upon exercise of an ISO for at least two years after the date of grant and for at least one year after the exercise of the option, and the optionee must be an employee of the Corporation or its subsidiaries since the date the ISO is granted through three months before the date of exercise. If the optionee meets these criteria upon a disposition of the shares, the difference, if any, between the sales price of the shares and the exercise price of the Option will be treated as a long-term capital gain or loss.

Noncompliance with the minimum holding period and the employment period will result in a disqualified disposition of the option and the optionee will recognize ordinary income at the time of the disposition of the shares, generally in an amount equal to the excess of the fair market value of the shares at the time the Option was exercised over the exercise price of the Option. The balance of any gain realized upon disposition will result in a long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the Option was exercised. Subject to any limitations imposed by Section 162(m) of the Code for federal income tax purposes the Corporation and its subsidiaries will be allowed a tax deduction to the extent the optionee recognized ordinary income.

On the other hand, to the extent that the aggregate fair market value of stock with respect to which ISO’s that are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as options which are not incentive stock options, but a non-statutory option and shall be treated for tax purposes as described in the nonqualified stock option section below.

QSOs granted under the Plan pursuant to Section 1046 of the Puerto Rico Internal Revenue Code of 1934, as amended, may also be treated as ISOs pursuant to Sections 421 and 422 of the United States Internal Revenue Code of 1994, as amended.

Nonqualified Stock Options

In general, an optionee who is a non-resident of Puerto Rico or a resident of Puerto Rico who performs services outside of Puerto Rico, to whom a Non-qualified stock option is granted, will recognize no income at the time of the grant of the Option. Upon exercise of a the nonqualified stock option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the Option. Subject to any limitations imposed by Section 162(m) of the Code for federal income tax purposes the Corporation and its subsidiaries will be allowed a tax deduction to the extent the optionee recognized ordinary income. Upon a subsequent sale of the shares, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares which is the amount paid for the shares plus the amount treated as ordinary income at the time the Option was exercised.

Other Information

On March 26, 2008, the closing price of the Common Stock of the Corporation was $10.75.

Registration of Shares

The Corporation intends to register the shares covered by the Plan under the Securities Act of 1933 upon approval of the Plan by stockholders as set forth in this Proposal 3.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL. APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES ENTITLED TO VOTE AT THE MEETING.

STOCKHOLDER PROPOSALS

SEC rules and regulations require that proposals that stockholders would like included in a company’s proxy materials must be received by the Secretary of the Corporation no later than 120 days before the first anniversary of the date on which the previous year’s proxy statement was first mailed to stockholders unless the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting. When the date is changed by more than 30 days from the date of the previous year’s meeting, the deadline is a reasonable time before the company begins to print and send its proxy materials. In accordance with the Corporation’s By-laws, the Corporation expects to hold its 2009 Annual Meeting of Stockholders on or before April 29, 2008, subject to the right of the Board to change such date based on changed circumstances.

Any proposal that a stockholder wishes to have considered for presentation at the 2009 Annual Meeting and included in the Corporation’s proxy statement and form of proxy used in connection with such meeting, must be forwarded to the Secretary of the Corporation at the principal executive offices of the Corporation no later than November 20, 2008. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The deadline for submitting a stockholder proposal outside the processes of Rule 14a-8, other than mentioned below, is no later than February 3, 2009.

Under the Corporation’s By-laws, if a stockholder seeks to propose a nominee for director for consideration at the annual meeting of stockholder, notice must be received by the Secretary of the Corporation at least 30 days prior to the date of the annual meeting of stockholders. Accordingly, under the By-laws, any stockholder nominations for directors for consideration at the 2009 Annual Meeting must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no later than March 31, 2009.

OTHER MATTERS

Management of the Corporation does not know of any business to be brought before the Annual Meeting other than that specified herein. However, if any other matters are properly brought before the Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person voting the proxies.

The cost of solicitation of proxies will be borne by the Corporation. First BanCorp has retained the services of Morrow & Co., LLC, a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arranged with Morrow & Co., LLC is in the amount of $5,500 plus reimbursement for out-of-pocket expenses. The Corporation requested that brokerage firms, banks and other custodians, nominees and fiduciaries to solicit proxies from their principals and will reimburse them for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of First BanCorp’s common stock. In addition to solicitation by mail, telephone, and electronic mail, directors, officers and employees of the Corporation may solicit proxies by personal interview, telephone and similar means without additional compensation.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at our annual meeting of stockholders. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain additional printed copies of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission without charge upon written request. Any Exhibits listed in the Form 10-K will also be furnished upon written request at the Corporation’s expense. Any such request should be directed to Lawrence Odell, Secretary of the Board of Directors, at First BanCorp, 1519 Ponce de León Avenue, Santurce, Puerto Rico 00908. An electronic copy of the Annual Report on Form 10-K for the year ended December 31, 2007 is also available on the Corporation’s website at www.firstbancorppr.com or at http://bnymellon.mobular.net/bnymellon/FBP.

By Order of the Board of Directors,

Lawrence Odell
Secretary

San Juan, Puerto Rico
March 28, 2008

APPENDIX I

FIFTH

~~(a) The business and activities of the Corporation shall be under the authority of a board of directors composed of the number of directors fixed from time to time by resolution of an absolute majority of the board of directors within the limits established in the By-Laws, provided that the number of directors shall always be an odd number and not less than five (5) nor more than fifteen (15). The board of directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. A majority of the directors holding office shall constitute a quorum at meetings of the board of directors.~~

(a) The business and activities of the Corporation shall be under the authority of a board of directors composed of the number of directors fixed from time to time by resolution of an absolute majority of the board of directors within the limits established in the By-Laws, provided that the number of directors shall always be an odd number and not less than five (5) nor more than fifteen (15). Directors shall be elected at the annual meeting of stockholders to serve one-year terms and until their successors are elected and qualified. A majority of the directors holding office shall constitute a quorum at meetings of the board of directors.

(b) The directors shall have such qualifications, shall be subject to such responsibilities, shall comply with such requirements and shall hold office pursuant to the provisions of the Corporation Act and the By-Laws of the Corporation.

(c) Any vacancy in the board of directors may be filled by a majority of the votes of the directors in function. The directors so elected shall meet all of the conditions and shall be subject to the same responsibilities of the directors elected by the stockholders and shall remain in their office until the next general meeting of stockholders is held and their successors have been duly elected and are sworn in their offices.

(d) A director may be removed only for cause at a meeting of stockholders called expressly for that purpose by a vote of seventy-five percent (75%) of the shares then entitled to vote at such in election of directors. Notwithstanding the above, directors may be removed if required by regulatory authorities or by law.

(e) The board of directors, by resolution approved by an absolute majority, may appoint one or more Committees, each one composed of one or more directors of the Corporation, and such executive or administrative officers as the board of directors may assign. Such committees shall and may exercise those powers that the board of directors may so delegate.

APPENDIX II

FIRST BANCORP 2008 OMNIBUS INCENTIVE PLAN

Section I  PURPOSE

The purpose of the First BanCorp 2008 Omnibus Incentive Plan (the “Plan”) is to develop and provide long term incentive compensation benefits to First BanCorp’s (the “Corporation” or the “Bank”) employees and directors, who are expected to contribute significantly to the success of the Corporation and its Affiliates, a proprietary interest in the continued growth and success of the Bank through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and other stock-based awards. The Plan is also intended to encourage recipients to remain in the employ of the Bank and to assist the Board of Directors and Management in the attraction and recruitment of qualified officers to serve the Bank and/or its Subsidiaries. The Plan is intended to comply with Section 1046 of the Puerto Rico Internal Revenue Code of 1994, as amended, and regulations promulgated thereunder, with respect to the Puerto Rico directors and employees participating thereunder, and Section 422 of the U.S. Internal Revenue Code of 1986, as amended, with respect to the U.S. employees participating in the Plan.

On January 21, 2007 the Corporation’s 1997 Employee Stock Option Plan (the “1997 Option Plan”) expired, all outstanding award grants under the 1997 Option Plan shall continue in full force and effect, subject to their original terms.

Section 2  DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Affiliate” means any organization controlling, controlled by or under common control with the Corporation, or any corporation or other form of entity of which the Corporation owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. The term “Control” means the power (direct or indirect) to direct the policies and management of a company. In addition to the ownership of voting securities, control may be through voting trusts, stock in escrow and management.

(b) “Award” means the award of an Option, a SAR, Restricted Stock, Restricted Stock Unit, Performance Share, or Other Stock-Based Award under the Plan.

(c) “Award Agreement” shall mean an agreement which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

(d) “Board” means the Board of Directors of the Corporation.

(e) “Cause” means with respect to a Participant, any act or omission on the part of the Participant which involves personal dishonesty, willful misconduct, breach of fiduciary duty, a material violation of any law, rule or regulation of any regulatory agency, commission of a crime, a violation of any policy or rule of the Corporation or any Affiliates, or a material breach of any provision of any written covenant or agreement with the Corporation or any Affiliate, such as the willful and continued failure of the Participant to perform the duties set forth therein. No act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him/her not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Bank. For purposes of this paragraph, any act or omission to act on the part of the Participant in reliance upon an opinion of counsel to the Bank or to the Participant shall not be deemed to be willful or without reasonable belief that the act or omission to act was in the best interest of the Bank.

(f) “Change in Control” shall be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Bank having 25% or more of the total number of votes which may be cast for the election of directors of the Bank or which, by cumulative voting, if permitted by the Bank’s charter or bylaws, would enable such third person to elect 25% or more of the directors of the Bank; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or any other business combination, sales of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bank before such transaction shall cease to constitute a majority of the Board of the Bank or any successor institution.

(g) “Committee” means the Compensation and Benefits Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more members, each of whom shall be a “Non Employee Director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act, an “outside director” within the meaning of section 162(m) of the U.S. Code, and an “independent director” under the rules of any exchange where the Common Stock may be traded.

(h) “Common Stock” means the common stock of the Corporation, par value $1.00 per share.

(i) “Corporation” means First BanCorp., a Puerto Rico Corporation, and any successor thereto.

(j) “Covered Employees” are any Executive Officers or other Eligible Persons who are or the Committee determines may be “covered employees” within the meaning of U.S. Code section 162(m).

(k) “Disability”, means permanently disabled or incapacitated, due to physical or mental illness, if absent from his/her duties with the Bank on a full-time basis for three consecutive months.

(l) “Eligible Persons” means officers, directors and other employees of the Corporation or its Affiliates. The Committee will determine the eligibility of officers, directors and other employees based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Corporation or its Affiliates of such individual’s accomplishments and potential contribution to the success of the Corporation or its Affiliates. However, for purposes of Section 1046 of the P.R. Code, the stock option plan may cover only directors and employees in Puerto Rico of the Corporation or its Affiliates. Whereas, for purposes of Section 422 of the U.S. Code, the stock option plan may cover only employees of the corporation or its affiliates.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, with respect to stock or other property, the fair market value of such stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of stock as of a particular date shall mean, (i) the closing sales price per share of stock on the national securities exchange on which the stock is principally traded, for the date of grant, or (ii) if the shares of stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of stock in such over-the-counter market for the last preceding date on which there was a sale of such stock in such market, or if the shares of stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(o) “ISO” means an Option that is an “incentive stock option” within the meaning of U.S. Code section 422.

(p) “Non Employee Director” means a member of the Board of Directors of the Corporation or an Affiliate who is not an employee of the Corporation or any Affiliate.

(q) “Non-qualified Stock Option” means an Option that is not an ISO or a QSO.

(r) “Option” (including ISOs, QSOs and Non-qualified Stock Options) means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO, (ii) a QSO or (iii) a Non-qualified Stock Option.

(s) “Other Stock-Based Award” means an Award granted pursuant to Section 10 of the Plan.

(t) “P.R. Code” means the Puerto Rico Internal Revenue Code of 1994, as amended, including, for these purposes, any regulations promulgated by the Puerto Rico Department of the Treasury with respect to the provisions of the P.R. Code, and any successor thereto.

(u) “Participant” means those Eligible Persons designed by the affirmative action of the Committee to participate in the Plan.

(v) “Performance Cycle” means the period selected by the Committee during which the performance of the Corporation or any Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(w) “Performance Goals” means the objectives for the Corporation, any Affiliate or business unit thereof, or an Eligible Person that may be established by the Committee for a Performance Cycle with respect to any performance based Awards contingently granted under the Plan, provided that, for awards intended to qualify for the performance-based compensation exception under Section 162(m) of the U.S. Code:

(i) The performance criteria that shall be used to establish Performance Goals may include any or a combination of the following as determined by the Committee: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expense, (xiv) working capital, (xv) earnings per share, and (xvi) price per share of Common Stock, (xvii) regulatory ratings, (xviii) market share, (xix) growth in loans and/or other assets, (xx) growth in deposits and (xxi) various measures of credit quality, (xxii) customer satisfaction, satisfaction based on specified objective goals or a Corporation-sponsored customer survey, (xxiii) employee satisfaction, satisfaction based on specified objective goals or a Corporation-sponsored employee survey, (xxiv) Economic value added measurements, or (xxv) market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas (xxvi) total shareholder return; (xxvii) increase in stock price; any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group.

(ii) The Committee may, in its discretion, at the time of grant, specify in the Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Corporation during the Performance Period; (vii) items related to the disposal of a business or segment of a business; or (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) non-cash valuation changes related to financial instruments accounted at fair value; or (x) any other extraordinary item as the Committee may consider appropriate.

(x) “Performance Shares” means an Award made pursuant to Section 9 of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals.

(y) “QSO” means an Option that is a “qualified stock option” within the meaning of P.R. Code section 1046.

(z) “Restricted Period” means the period of time during which Restricted Stock Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer.

(aa) “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Section 8 of the Plan.

(bb) “Restricted Stock Unit” means a Participant’s right to receive, pursuant to this Plan, one share of Common Stock (or in the discretion of the Committee, its cash equivalent) at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

(cc) “Retirement” means the voluntarily termination of employment by a Participant after he or she has attained the age of 65 or such other age as may be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

(dd) “SAR” means a stock appreciation right granted under Section 7 in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, or a combination thereof, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(ee) “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

(ff) “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the U.S. Code (“Treasury Regulations”), and any successor thereto.

Section 3  ELIGIBILITY

Any Eligible Person shall be eligible to be selected to receive an Award under the Plan, except that ISOs, under U.S. Code section 422 may be granted only to employees of the Corporation or a subsidiary.

Section 4  ADMINISTRATION

(a) The Plan shall be administered by the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan and applicable law, the Board, upon receiving the relevant recommendations of the Committee, shall have power and authority to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) adopt form of Award Agreements; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) correct any defect, supply any omission or reconcile any inconsistency in or among the Plan, an Award or an Award Agreement; (viii) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Board shall be final, conclusive and binding upon all parties, including the Corporation, the stockholders and the Participants.

Section 5  COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS

(a) Subject to adjustment as provided in (d) below, (i) the maximum number of shares of Common Stock available for delivery under the Plan is 3,800,000 Shares, (ii) the maximum number of shares of Common Stock that may be subject to grant of ISOs is 3,800,000 and (iii) the maximum number of shares of Common Stock that are available for Awards under 8, 9 and 10 is 1,900,000.

(b) No participant may receive Options, SARs or any Award granted in accordance with Section 11 below in any fiscal year that relate to more than 650,000 shares of Common Stock.

(c) If, after the effective date of the Plan, any shares of Common Stock covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of shares of Common Stock, then the shares of Common Stock covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for purposes of the Plan: (1) shares of Common Stock previously owned or acquired by the participant that are delivered to the Corporation, or withheld from an Award, to pay the exercise price, (2) shares of Common Stock that are delivered or withheld for purposes of satisfying a tax withholding obligation, or (3) shares of Common Stock reserved for issuance upon the grant of a SAR that exceed the number of shares actually issued upon exercise.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Common Stock or shares of Common Stock acquired by the Corporation.

(e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Corporation, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified above, (ii) the number and type of shares of common Stock (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of shares of Common Stock subject to any Award denominated in shares shall always be a whole number. Notwithstanding the foregoing, to the extent applicable, adjustments to Awards will be made only to the extent permitted under Section 409A of the U.S. Code.

(f) Shares of Common Stock underlying Substitute Awards, and Awards settled in cash, shall not reduce the number of shares of Common Stock remaining available for issuance under the Plan.

Section 6  STOCK OPTIONS

(a) The Board, upon receiving the relevant recommendations of the Committee, may grant Options to Eligible Persons in the following forms: (1) ISOs; (2) QSOs and (3) Non-qualified stock options. ISOs and QSOs may only be granted to those who meet the requirements of U.S. or P.R. Code, respectively. Each Option will be evidenced by an Award Agreement.

(b) Except in the case of Substitute Awards, Non-qualified Stock Options and QSOs and ISOs granted pursuant to the Plan shall have an exercise price of no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as provided in Section 5(e), the Board shall not have the ability or authority to reduce the exercise price of outstanding Options nor to grant any new Options or other Awards in substitution for or upon the cancellation of Options previously granted which shall have the effect of reducing the exercise price of any outstanding Option without the approval of a majority of the Corporation’s shareholders.

(c) Each Option granted pursuant to the Plan shall become exercisable as determined by the Board at the time of grant. The Board shall determine the time or times at which an Option may be exercised in whole or in part.

(d) The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant thereof.

(e) Pursuant to the provisions of Section 1046 of the P.R. Code and/or Section 422 of the U.S. Code, the aggregate Fair Market Value of the shares (determined as of the time the Option is granted) with respect to which

QSO’s and/or ISO’s are exercisable for the first time by any Optionee during any calendar year (under the Plan and any other plans of the Corporation and its Affiliates) shall not exceed one hundred thousand dollars ($100,000).

(f) Payment of the exercise price shall be made in cash or check. However, the Committee may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the participant for at least six months, duly endorsed for transfer to the Corporation with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price; or (iv) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Committee determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Corporation that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

(g) Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of common stock or in a combination thereof.

Section 7  SARs

(a) The Board, upon receiving relevant recommendations from the Committee, may grant SARs to Eligible Persons with terms and conditions that are not inconsistent with the provisions of the Plan. Each SAR shall be evidenced by an Award Agreement which includes the terms and conditions recommended by the Committee.

(b) SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d) A freestanding SAR shall not have a term of greater than 10 years or, unless it is a Substitute Award, an exercise price less than the Fair Market Value of the Share on the date of grant. Except as provided in Section 5(e), the Board shall not have the ability or authority to reduce the exercise price of outstanding SARs nor to grant any new SARs or other Awards in substitution for or upon the cancellation of SARs previously granted which shall have the effect of reducing the exercise price of any outstanding SAR without the approval of a majority of the Corporation’s shareholders.

Section 8  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) The Board, upon receiving the relevant recommendations of the Committee, may grant Awards to Eligible Persons of Restricted Stock or Restricted Units. Each Award of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement which shall set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the participant’s Award will be forfeited or become vested, including Performance Goals, if any, that must be achieved as a condition to vesting.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the participant during the Restricted Period, except as hereinafter provided.

(c) Unless otherwise stated, holders of Restricted Stock or Restricted Stock Units shall have the rights to dividends or dividend equivalents, as applicable, during the Restriction Period. Such dividends or dividend equivalents will accrue during the Restriction Period, but not be paid until restrictions lapse.

(d) In the case of Restricted Stock, the participant will have the right to vote shares.

(e) For Restricted Stock and Restricted Stock Unit Awards intended to vest solely on the basis of the passage of time, the Awards will not vest more quickly than ratably over a three-year period beginning on the first anniversary of the award. Awards may vest more quickly in the event of (a) death, Disability or Retirement, (b) job loss due to workforce reduction, job elimination or divestiture or (c) a Change in Control. Also, Awards necessary in the recruitment of new key employees or for the retention of key employees acquired in a business combination will not be subject to a minimum time-based vesting requirement.

(f) The restricted period shall commence upon the date of the grant by the Board and shall lapse with respect to the shares of Restricted Stock and Restricted Stock Units on such date the vesting period of the Award elapses.

Section 9  PERFORMANCE SHARES

The Board, upon receiving the relevant recommendations of the Committee, may grant Performance Shares to Eligible Persons. Performance Shares shall represent the right of a participant to receive shares of Common Stock (or their cash equivalent) at a future date upon the achievement of Performance Goals established by the Committee, during a specified Performance Cycle. Performance Shares may include the right to receive dividend equivalents thereon, on a current, reinvested and/or restricted basis. Each Award of Performance Shares shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award.

Section 10  OTHER STOCK-BASED AWARDS

The Board, upon receiving the relevant recommendations of the Committee, may grant Other Stock-Based Awards to Eligible Persons. An Other Stock-Based Award means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. Each Other Stock-Based Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award.

Section 11  QUALIFIED PERFORMANCE-BASED AWARDS

(a) The Board, upon receiving the relevant recommendations of the Committee, may determine whether an Award is to qualify as performance-based compensation (as described in Section 162(m)(4)(C) of the U.S. Code).

(b) To the extent necessary to comply with the performance-based compensation requirements of Section 162, no later than ninety (90) days following the commencement of any Performance Cycle (or such earlier time as may be required under Section 162(m)), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Goals applicable to the Performance Cycle (including any applicable adjustments), (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such Performance Cycle, and (iv) specify the relationship between the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Cycle. Following the completion of each Performance Cycle, the Committee shall certify in writing whether the applicable performance targets have been met. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Cycle.

(c) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to qualify as performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the U.S. Code (including any amendment to Section 162(m) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 12  TERMINATION OF EMPLOYMENT; CHANGE OF CONTROL

(a) In the event of the death of a participant while in the employ or service of the Bank, Awards held by such participant which have not been exercised or which have not vested, shall vest and may be exercised, as the case may be (irrespective of whether the vesting period has been completed), by the estate of the participant or by any person who acquired the right to exercise such Award by bequest or inheritance from such participant, within one year after the date of such death but not later that the date on which the Award would otherwise expire.

(b) If the employment or service of a participant is terminated by reason of Disability, Awards held by such participant which have not been exercised or which have not vested, shall vest and may be exercised, as the case may be (irrespective of whether the vesting period has been completed),, within one year after such termination but not later than the date on which such Award would otherwise expire.

(c) In the event a Participant’s employment or service is terminated by the Corporation or any Affiliate for Cause, Awards held by such Participant which have not been exercised or which have not vested shall be forfeited and canceled upon such termination and shall not thereafter be exercisable.

(d) Unless otherwise determined by the Committee, in the event a Participant’s employment or service ends as a result of such participants resignation from the Corporation or an Affiliate, any Award held by such Participant which has not been exercised or which have not vested, shall be forfeited and canceled upon such termination and shall not thereafter be exercisable.

(e) If the employment or service of the participant is terminated for any reason other than described in Section 13 (a) through (d), Awards held by such participant which have not been exercised or which have not vested shall vest and may be exercised, as the case may be, at any time prior to the expiration of the term of the Award or the ninetieth (90th) day following the Participants termination of employment, whichever period is shorter, and any Awards that are not exercisable at the time of the termination of employment shall be canceled upon such termination and shall not thereafter be exercisable; provided, however, that a participant whose employment is terminated by reason of Retirement, or who is voluntarily or involuntarily terminated within one year after a Change in Control, Awards held by such participant shall vest and may be exercised, as the case may be (irrespective of whether the vesting period has been completed), within four months after the date of such termination but not later than the date on which the Awards would otherwise expire.

(f) Based on particular circumstances evaluated by the Committee as they may relate to the termination of a Participant, the Board may, with the recommendation of the Committee, grant the full vesting of any Award held by the participant upon termination of employment.

Section 13  AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

(a) The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option or SAR may be granted or (iii) change the Award limits as set forth in Section 5(a) and 5(b) or (iv) require shareholder approval under the rules of any exchange where the Common Stock may be traded, shall be subject to the approval of the Corporation’s shareholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant Award (for this purpose, actions that alter the timing of federal income taxation of a participant will not be deemed material unless such action results in an income tax penalty on the Participant).

(b) The effective date and date of adoption of the Plan shall be March 13, 2008, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of stockholders held on or prior to April 29, 2008 at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. No Award may be granted subsequent to March 13, 2018. Absent additional stockholder approval, no Award intended to qualify as performance-based under Section 162(m) of the U.S. Code may be granted under the Plan subsequent to the Corporation’s annual meeting of stockholders in April 29, 2013.

Section 14  MISCELLANEOUS

(a) The Corporation may, to the extent deemed necessary or advisable by the Committee postpone the issuance or delivery of shares of Common Stock or payment of other benefits under any Award until completion of such registration or qualification of such shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the shares of Common Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) No Award or other right or interest of a participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such participant to any party (other than the Corporation or an Affiliate), or assigned or transferred by such participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the participant only by the participant or his or her guardian or legal representative.

(c) The Corporation and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Corporation. Other provisions of the Plan notwithstanding, only the minimum amount of shares of Common Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of shares of Common Stock will not result in additional accounting expense to the Corporation.

(d) No election under Section 83(b) of the U.S. Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a participant is permitted to make such an election in connection with an Award, the participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) or other applicable provision.

(e) If any participant shall make any disposition of shares of shares of Common Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.

(f) The Corporation or any Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or an Affiliate may owe to the participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the participant, such amounts as may be owed by the participant to the Corporation, including but not limited to amounts owed under Section (c) above, although the participant shall remain liable for any part of the participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the participant agrees to any such deduction or setoff.

(g) The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or obligation to deliver shares of Common Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected participant.

(h) Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Section 162(m) of the U.S. Code, and such other arrangements may be either applicable generally or only in specific cases.

(i) No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) It is the intent of the Corporation that Options and SARs granted to Covered Employees and other designated Awards shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the U.S. Code and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Section 162(m) does not comply or is inconsistent with the requirements of Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Other provisions of the Plan notwithstanding, to the extent applicable, the terms of any Award, including any authority of the Corporation and rights of the participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Corporation shall have no authority to accelerate distributions relating to Awards subject to Section 409A in excess of the authority permitted under Section 409A, and any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i).

(l) The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Puerto Rico, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or participant the right to continue as an Eligible Person or participant or in the employ or service of the Corporation or an Affiliate, (ii) interfering in any way with the right of the Corporation or an Affiliate to terminate any Eligible Person’s or participant’s employment or service at any time, (iii) giving an Eligible Person or participant any claim to be granted any Award under the Plan or to be treated uniformly with other participants and employees, or (iv) conferring on a participant any of the rights of a shareholder of the Corporation unless and until the participant is duly issued or transferred shares of Common Stock in accordance with the terms of an. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Corporation and the participant any rights or remedies thereunder.

(n) If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

In keeping with the environment, this proxy statement has been printed on recycled paper.

PROXY FIRST BANCORP Annual Meeting of Stockholders-April 29 2008 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Jose Menendez-Cortada and Luis M. Beauchamp, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of First BanCorp Corporation Common Stock which the undersigned is entit led to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockhold ers of the company to be held April, 29, 2008 or at any adjournment or postponement thereof, with all powers whic h the undersigned would possess if present at the Meeting. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your FIRST BANCORP account online. Access your First BanCorp shareholder/stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for First BanCorp, now makes it easy and convenient to get current n i formation on your shareholder account. View account status View payment his tory for dividends View certificate history Make address changes View book-entry in formation Obtain a duplicate 1099 tax form Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION THIS Ple ase Mark Here PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1.1 THROUGH 1.4, 2, 3 AND 4. for Address Change or Comments SEE REVERSE SIDE 1. ELECTION OF DIRECTORS FOR A TERM OF THREE YEARS Nominees FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2. Vote to ratify PricewaterhouseCoopers’ LLP as our 0 1 José Teixidor independent registered public accounting firm for fiscal year 2008. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. To vote on a proposal to amend First BanCorp’s 02 Jose Ferrer-Canals articles of in corporation to eliminate the provision ca l ssif yin g the terms of it s board of directors. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 4 . To vote on a proposal to adopt First BanCorp’s 2008 03 Jose Menéndez-Cortada Omnibus Incentive Plan. FOR AGAINST ABSTAIN 04 Jorge L. Diaz Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE Choose MLinkSM for fast, easy and secure 24/7 onlin e access to your future proxy materials, in vestment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/is d where step-by-step instructions will prompt you through enrollment. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 29, 2008. The Proxy Statement and Annual Report to security holders are available at http://bnymellon.mobular.net/bnymellon/fbp. You may obtain directions to be able to attend the meeting and vote in person by contacting Lawrence Odell Secretary of the Board by e-mail at lawrence.odell@firstbankpr.com or by telephone at 787-729-8141.